An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular
December 17, 2015
Subject to Completion

ALLEGIANCY, LLC
(to be converted into Allegiancy, Inc.)
1100 Boulders Parkway, Suite 605
Richmond, VA 23225
(866) 842-7545

$15,050,000 Minimum Offering Amount (1,075,000 Shares of Common Stock)

$30,100,000 Maximum Offering Amount (2,150,000 Shares of Common Stock)

ALLEGIANCY, LLC , a Delaware limited liability company to be converted into Allegiancy, Inc., a Delaware corporation, on or before the initial closing of this offering , referred to herein as our Company, is offering a minimum of $15,050,000 and a maximum of $30,100,000 of its common stock , as converted, or our common stock . To date, we have operated our business as Allegiancy, LLC, which, prior to the initial closing of this offering, will be converted into a Delaware corporation and renamed Allegiancy, Inc. The offering will consist of a minimum of 1,075,000 and a maximum of 2,150,000 shares of our common stock at an offering price of $14.00 per share, or the Offered Shares. This offering will terminate on [•], 2016, subject to the Company’s ability to extend the offering for thirty (30) days with the mutual agreement of our Underwriter, as defined below; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before [•], 2016 or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum offering amount and this offering will continue until the date which is sixty (60) days after the initial closing of this offering or the date on which the maximum offering amount is sold, whichever occurs first. If, on the initial closing date, we have sold less than the maximum Offered Shares, then we will hold one or more additional closings for additional sales, up to the maximum number of Offered Shares, for sixty (60) days following the initial closing.   Until we achieve the minimum offering amount, the proceeds for the offering will be kept in an escrow account. Upon achievement of the minimum offering amount and closing of this offering, the proceeds for the offering will be distributed to the Company and the Offered Shares will be issued to the investors.  If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors without interest.  The minimum purchase requirement is one hundred (100) Offered Shares ($1,400); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion.  We have engaged W.R. Hambrecht + Co., LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority, or FINRA, as our Underwriter to offer the Offered Shares to prospective investors on a best efforts basis, and our Underwriter will have the right to engage such other FINRA member firms as it determines to assist in the offering. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission. We intend to apply for quotation of our common stock on the OTCQX Marketplace by the OTC Markets Group, Inc., or OTCQX, under the Symbol “AGCY.” We anticipate quotation on the OTCQX to begin following the termination of this offering.

	Price to Public	Underwriting Discounts, Commissions and Expense Reimbursements 1	Proceeds to Company 2	Proceeds to Other Persons
Per Offered Share :	$14.00	$0.70	$13.30	$0
Minimum Offering Amount:	$15,050,000.00	$752,500.00	$14,297,500.00	$0
Maximum Offering Amount:	$30,100,000.00	$1,505,000.00	$28,595,000.00	$0
[1]   This table depicts underwriting commissions of 5% of the gross offering proceeds.  We have also agreed to reimburse certain expenses to our Underwriter. Please refer to the section entitled “UNDERWRITING AND PLAN OF DISTRIBUTION” beginning on page 17 of this Offering Circular for additional information regarding total underwriter compensation.
[2]   In addition to the underwriting discounts, commission and expense reimbursements included in the above table, we anticipate our Underwriter will have the right to acquire warrants to purchase shares of our common stock equal to 5% of the aggregate shares sold in this offering, or the Underwriter Warrants.   The Underwriter Warrants have an exercise price of $16.10 per share.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Offered Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 7.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.  THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A .

TABLE OF CONTENTS

Page

SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	7
DILUTION	16
UNDERWRITING AND PLAN OF DISTRIBUTION	17
USE OF PROCEEDS TO ISSUER	22
DESCRIPTION OF OUR BUSINESS	23
DESCRIPTION OF OUR PROPERTIES	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	33
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	35
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	38
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS AND OTHER CONFLICTS OF INTEREST	39
SECURITIES BEING OFFERED	41
ADDITIONAL REQUIREMENTS AND RESTRICTIONS	48
ERISA CONSIDERATIONS	50
REPORTS	52
INDEPENDENT AUDITORS	53

Special Note on Ownership of Our Capital Stock

Prior to the initial closing of this Offering, we will convert from a Delaware limited liability company to a Delaware corporation pursuant to the terms of a Plan of Conversion approved by our Board of Managers and the vote of holders of a majority of our outstanding units of membership interest. Upon conversion, we will issue each holder of our Class A Units of membership interest two shares of our Series A Preferred Stock for each Class A Unit held as of the conversion date, or the Entity Conversion Date, and we will issue each holder of our Class B Units two shares of our common stock for each Class B Unit held as of the Entity Conversion Date.

 SUMMARY

This summary of the Offering Circular highlights material information contained elsewhere in this Offering Circular.  Because it is a summary, it may not contain all of the information that is important to your decision of whether to invest in the Offered Shares.  To understand this offering fully, you should read the entire Offering Circular carefully, including the Risk Factors section.  The use of the words “we,” “us,” “the Company,” “Allegiancy,” or “our”(1) for periods prior to the date Allegiancy, LLC converts to Allegiancy, Inc., or the Entity Conversion Date, refers to Allegiancy, LLC, and our subsidiaries, and (2) for periods following the Entity Conversion Date, refers to Allegiancy, Inc., and our subsidiaries, except where the context otherwise requires.  The term “Operating Agreement” refers to our Company’s Amended and Restated Limited Liability Company Agreement dated October 8, 2013. The term “Bylaws” refers to the bylaws of Allegiancy, Inc. which will become effective on the Entity Conversion Date. The term “Certificate” refers to the certificate of incorporation of Allegiancy, Inc. which will be entered into and become effective on the Entity Conversion Date. The term “Governing Documents” refers to the Operating Agreement prior to the Entity Conversion Date and the Certificate and Bylaws following the Entity Conversion Date.

ALLEGIANCY, LLC was formed as a Delaware limited liability company on January 22, 2013.  We engage in the business of providing asset and property management services related to commercial real estate.  We focus on suburban office properties in secondary and smaller markets; however, we are not limited in the classes and locations of assets we may manage. We produce income from asset management fees, leasing fees, construction fees, financing fees and advisory services. On the Entity Conversion Date , which will be on or prior to the initial closing of this offering, we will convert our Company from a limited liability company to a Delaware corporation pursuant to our Governing Documents. At such time, we will be known as Allegiancy, Inc. Purchasers in this offering will acquire common stock of Allegiancy, Inc., as converted.

We operate our business directly and through our subsidiaries.  Our subsidiaries are:  (i) REVA Management Advisors, LLC, a Virginia limited liability company, or RMA; and (ii) Allegiancy Houston, LLC, a Delaware limited liability company, or Allegiancy Houston.  We own 100% of RMA, and we are its sole manager.  We own a 70% economic interest and 40% voting interest in Allegiancy Houston. Additionally, we retain the right to consent to certain major actions Allegiancy Houston may take.  See “DESCRIPTION OF OUR BUSINESS - Additional Operations via Allegiancy Houston” for more information. Allegiancy Houston is a joint venture with TriStone Realty Management, LLC, or TriStone.  Allegiancy Houston is managed by a three member board of managers of which we currently have the right to appoint one member and TriStone has the right to appoint two members.  Our current member of the Allegiancy Houston board is Stevens M. Sadler.  In connection with the acquisition of Allegiancy Houston, we loaned TriStone $1,284,881.50, which is repayable to us on or before June 30, 2020.  TriStone may repay the loan by transferring a 30% voting interest in Allegiancy Houston to us, and we may require TriStone to repay the loan at any time by effectuating such transfer.   As a result, while we do not currently have the right to name a majority of the Allegiancy Houston board of managers, we are able to exercise substantial control over the operations of Allegiancy Houston through our right to consent to major actions and our ability to call the promissory note at any time which would result in our having the right to name a majority of the Allegiancy Houston board of managers.

 Our and our subsidiaries’ aggregate managed portfolio currently consists of approximately sixty-one (61) buildings, the management of which is governed by twenty-eight (28) contracts.  Certain contracts govern the management of multiple buildings on a portfolio basis.  During our fiscal year ended June 30, 2015, we had $3,337,908 in total revenues and had total earnings of $(302,214).  As of the date of this Offering Circular, we manage a real property portfolio aggregating approximately $730 million in value, with approximately $324 million of assets under management managed directly by Allegiancy or RMA, our wholly-owned subsidiary, and $406 million of assets under management managed by Allegiancy Houston.

We intend to use the proceeds from this offering to fund our operations including (a) the expansion of properties under management through (i) marketing directly to property owners and (ii) the acquisition of the operations of other asset managers whose assets under management fit our targeted portfolio and (b) the continued development of our property and asset management platform through capital expenditure on software development and other technology.  We intend to target for acquisition asset managers with management oversight of commercial real estate property, with a focus on commercial office space, located in the lower 48 states, and further focused on the southeastern region where our and our subsidiaries’ operations are already focused.

Our Company

Our Company was originally organized as a Delaware limited liability company formed on January 22, 2013 pursuant to a Certificate of Formation filed with the Delaware Secretary of State and that certain Declaration of Operation of our Company dated January 22, 2013 by and between our Company and Continuum Capital, LLC as its sole original member.  On the Entity Conversion Date we will convert our Company from a limited liability company to a Delaware corporation pursuant to our Governing Documents. At such time, we will be known as Allegiancy, Inc.

On the Entity Conversion Date and thereafter, our Company will have authorized capital stock consisting of 2,000,000 shares of preferred stock, par value of $0.01 per share, or p referred s tock, and 40,000,000 shares of common stock, par value $0.01 per share, or c ommon s tock. As of the conversion, the Company will have 999,994 shares of Series A Preferred Stock and 2,757,400 shares of its c ommon s tock issued and outstanding. An additional 46,000 shares of Series A Preferred Stock are subject to issuance pursuant to warrants issued to Moloney Securities Co., Inc. in our prior Regulation A offering.

  Purchasers in this offering will acquire our common stock and become holders of our c ommon s tock, or our c ommon s tockholders, with respect to their ownership of Offered Shares.  Upon investors’ receipt of Offered Shares purchased in this Offering, they will become bound by our Bylaws and Certificate.  Our Bylaws and Certificate govern the various rights and obligations of our s tockholders, including the Common Stockholders.

Taxation

We are taxed as a subchapter C Corporation, and, as such, we will be required to pay federal income tax at the corporate tax rates on our taxable income.

Securities Offered

We are offering a minimum of 1,075,000 ($15,050,000) and a maximum of 2,150,000 ($30,100,000) shares of our c ommon s tock in this offering with a minimum purchase requirement of one hundred (100) Offered Shares, or $1,400. Our Underwriter and the participating broker-dealers, which we refer to collectively as our Selling Group, must sell the minimum offering amount, if any Offered Shares are to be sold. If we have not sold the minimum number of Offered Shares by [•], 2016 this offering will terminate; provided that, the Company may extend the offering for an additional thirty (30) days with the mutual agreement of our Underwriter, or the Extension. We refer to [•], 2016 or the last day of the Extension, if exercised, as the Termination Date. If we sell at least the minimum number of Offered Shares, or the Minimum Offering, on or before the Termination Date, then we will close on the Minimum Offering, or the Initial Closing, and this offering will terminate on the earlier of the date which is sixty (60) days after the Initial Closing or the date on which we sell the maximum number of Offered Shares, or the Maximum Offering. If, on the Initial Closing date, we have sold less than the Maximum Offering, then we will hold one or more additional closings in our sole discretion for additional sales, up to the Maximum Offering, for sixty (60) days following the Initial Closing, or the Additional Closings, and each, an Additional Closing. For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be kept in an escrow account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors.   If a closing does not occur for any reason, the proceeds for such closing will be promptly returned to investors without interest (within one business day)  and without deduction.

Purchasers of the Offered Shares will become our c ommon s tockholders.  Our c ommon s tock is common equity and contains no preferences as to other classes of our c apital s tock.  Shares of our Series A Preferred Stock are entitled to preferential dividends of $0.30 per share, per annum, accruing on a quarterly basis.  Therefore we must distribute approximately $75,000 per quarter to our holders of Series A Preferred Stock, or Series A Preferred Stockholders, before we will be permitted by our Governing Documents to declare and pay dividends to c ommon s tockholders.  Shares of our Series A Preferred Stock also fully participate in any dividends declared or paid on our common stock .

Each share of our c ommon s tock entitles the holder to one vote on all matters submitted to the vote of the s tockholders, including the election of directors. Series A Preferred Stockholders are also entitled to one vote per share held.

Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends.  For our most recent fiscal year ended June 30, 2015, we realized a net loss of $ 302,214 , and we paid accrued preferred distributions on our Class A Units using remaining proceeds from our initial Regulation A Offering.  In the future we may, but are not required to, pay dividends using offering proceeds.  The order and priority of our dividends is further described in “SECURITIES BEING OFFERED – Dividends.”

Upon each closing of this offering, we have agreed to issue to the Underwriter warrants to purchase a number of shares of our common stock equal to 5.0% of the total shares of our common stock sold in such closing, or the Underwriter’s Warrants. The Underwriter’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 15% greater than the offering price, or $16.10.

Management

Upon the conversion of the Company from Allegiancy, LLC to Allegiancy, Inc., our Company will be governed by our certificate of incorporation, or our Certificate, and our bylaws, or our Bylaws. The following summary describes material provisions of our Certificate and our Bylaws as those documents pertain to the management of our Company, but it is not a complete description of our Certificate, our Bylaws or any combination of the two. A copy of our Certificate and our Bylaws are filed as exhibits to the Offering Statement of which this Offering Circular is a part. See “SECURITIES BEING OFFERED – Description of Certificate of Formation and Bylaws.”

Board of Directors

Subject to our stockholders’ rights to consent to certain transactions as provided under the Delaware General Corporate Law, or DGCL, and the special voting right of our Series A Preferred Stock described below, the business and affairs of our Company are controlled by, and all powers are exercised by, our board of directors. Our board of directors shall consist of not less than three (3) nor more than seven (7) directors, the exact number to be set from time to time by the board of directors. We anticipate that our board of directors, as of the completion of this offering, will be comprised of Stevens M. Sadler, Christopher K. Sadler and David C. Moore, who are the current members of our board of managers. Our board of directors shall be elected each year, at the annual meeting of stockholders, to hold office until the next annual meeting and until their successors are elected and qualified. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in our board of directors, may be filled by the affirmative vote of the remaining directors. A director may resign at any time, and the stockholders may remove a director at any time, with or without cause, by the affirmative vote of a majority of stockholders voting in such decision.

The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate does not provide for cumulative voting.

The board of directors my designate one or more committees. Such committees shall consist of one or more directors. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company.

Officers

The board of directors has the authority to select the officers of the Company. The officers shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Secretary and a Treasurer. In addition, the board of directors may elect one or more Vice Chairmen, President, Chief Financial Officer and Vice Presidents, and such other offices as the board of directors may determine. Two or more of the aforementioned offices may be held by the same person. We anticipate that upon completion of this offering, our officers will be: (i) Stevens M. Sadler, Chief Executive Officer; (ii) Christopher K. Sadler, President, Chief Financial Officer and Treasurer; and (iii) David M. Starowicz, Chief Operating Officer and Secretary.

At the first meeting of the board of directors following the annual meeting of stockholders, the board of directors shall elect the officers. From time to time, the board of directors may elect other officers. Each officer so elected shall hold office until the first meeting of the board of directors after the annual meeting of stockholders following the officer’s election and until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal. Each officer may resign at any time and shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the entire board of directors. The Chief Executive Officer shall be in general charge of the general affairs of the Company, subject to the oversight of the board of directors. In case any officer is absent, or for any other reason the board of directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director.

Special Voting Right

The board of directors is authorized to provide for the issuance of any shares of our p referred s tock less the amount of preferred stock already issued and outstanding as Series A p referred s tock. Notwithstanding the foregoing, holders of a majority of the outstanding shares of Series A Preferred Stock must affirmatively vote for the creation, authorization or designation of a class or series of capital stock, or selling, issuing or granting capital stock, which has rights or preferences senior to the relative rights and preferences of the Series A Preferred Stock.

Summary Risk Factors

•	There are no guaranteed distributions, and dividends will be subject to our financial performance.

•	There is no sinking fund established to fund redemptions of the Series A Preferred Stock.

•	Our revenues will be subject to the performance of the real estate assets we manage.

•	The national economy and the local economies of our managed properties, which are beyond our control, will affect the performance of our business.

•	Our business will be subject to competition for assets under management, and if we are unable to successfully compete against our competitors, our performance will be adversely affected.

•	Our asset management contracts with tenant in common owners have a greater risk of termination because they must be renewed by each tenant in common every year.

•	If a property owner sells a property we manage, our management relationship, and thus a source of ongoing revenue, will terminate.

•	We anticipate a substantial portion of the portfolio we manage will be encumbered by mortgage debt with balloon payments at maturity, which could hasten the termination of our management contracts.

•	We are dependent upon our management team, and Stevens M. Sadler and Christopher K. Sadler in particular.

•	You will have only limited voting rights with respect to the management of our Company.

•	We may change our operational policies and business and growth strategies without s tockholder consent, which may subject us to different and more significant risks in the future.

•	We do not anticipate a public market for our securities developing.

Interest of Management and Related Parties

Our board of directors will receive fees and expenses for acting as our directors as the board of directors shall from time to time prescribe.

Each of Stevens M. Sadler and Christopher K. Sadler, in addition to being members of our board of directors, are our Chief Executive Officer and President, respectively, and in such positions will receive salaries, benefits and potentially equity compensation from us.  David W. Starowicz is our Chief Operating Officer, and in this position, he will receive a salary, benefits and potentially equity compensation from us.  See “DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES” and “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” for more information.

Stevens Sadler is also the manager of Continuum Capital, LLC, or Continuum.  Continuum was our initial member and received 100 Class B Units in Allegiancy, LLC, which units will be converted into 200 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, for a $1,000 initial capital contribution in January 2013.  Additionally, in March 2014 Continuum received 625,000 Class B Units in Allegiancy, LLC, which units will be converted into 1,250,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, in exchange for its 50% membership interest in our predecessor, RMA. The members of Continuum Capital, LLC consist of Stevens Sadler’s spouse and various trusts established for the benefit of his children.

 Christopher Sadler is the manager of Chesapeake Realty Advisors, LLC, or Chesapeake.  Chesapeake received 625,000 Class B Units in Allegiancy, LLC, which units will be converted into 1,250,000 shares of common s tock in Allegiancy, Inc. on the Entity Conversion Date, in exchange for its 50% membership interest in our predecessor, RMA, in March 2014. The members of Chesapeake Realty Advisors, LLC consist of Christopher Sadler’s spouse and various trusts established for the benefit of his children.

As a result of the foregoing, the families of Stevens Sadler and Christopher Sadler will benefit from the Class B Units in Allegiancy, LLC, issued to Continuum and Chesapeake in exchange for their membership interests in RMA, which units will be converted into shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date.

Reporting Requirements under Tier II of Regulation A

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.  We will be required to file:  an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z.  The necessity to file current reports will be triggered by certain corporate events.  Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information.  Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements.  Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular.  The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance.  Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our Offered Shares is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment.  An investment in our Offered Shares should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment.  Prospective investors should consider the following risks before making a decision to purchase our Offered Shares. To the best of our knowledge, we have included all material risks to investors in this section.

General Risks of an Investment in Us

An investment in our Offered Shares is a speculative investment, and therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that investors will realize a return on their investments in us or that they will not lose their entire investment in our Offered Shares.  For this reason, each prospective investor of our Offered Shares should carefully read this Offering Circular.  ALL SUCH PERSONS OR ENTITIES SHOULD CONSULT WITH THEIR ATTORNEY OR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT.

Cash dividends are not guaranteed and may fluctuate with our performance.

There can be no assurance that cash dividends will, in fact, be made or, if made, whether those dividends will be made when or in the amount projected.  The actual amount of cash that is available to be distributed will depend upon numerous factors, including:

●	cash flow generated by operations;

●	our success in acquiring and retaining targeted assets;

●	the performance of the underlying real properties which are the subject of our assets;

●	cost of acquisitions (including related debt service payments, if any);

●	fluctuations in working capital;

●	restrictions contained in our debt instruments, if applicable;

●	capital expenditures;

●	reserves made by the board of directors in its discretion;

●	our board of directors’ discretion in declaring distributions;

●	prevailing economic and industry conditions; and

●	financial, business and other factors, a number of which are beyond our control.

●	Investors should not invest in our c ommon s tock if they are seeking income in the form of dividends.

      Over our past two fiscal years, we have experienced aggregate net losses.

      We recorded net income of $102,502 in fiscal 2014 and net losses of $302,214 in fiscal 2015, resulting in an aggregate net loss of $199,712 over our last two fiscal years. If our ability to generate positive net income remains inconsistent in the future, our ability to pay any dividends to you and the value of our c ommon s tock would likely be materially and adversely affected.

Cash dividends on our Offered Shares are subordinate to preferred dividends on Series A Preferred Stock.

Prior to any dividends being made to purchasers of our Offered Shares, we must pay all accrued but unpaid dividends on our Series A Preferred Stock.  These amount to approximately $75,000 per quarter.  If we are unable to generate sufficient cash flow to pay our preferred dividends, and do not elect to pay them from other sources, including offering proceeds, we will not be able to pay dividends on our c ommon s tock.

There is no sinking fund for redemptions.

Our Series A Preferred Stockholders have the right to require the Company to redeem their Series A Preferred Stock in accordance with our Governing Documents.  This will result in redemption obligations to us of up to $2.7 million in 2017, $2.8 million in 2018, and $3.0 million in 2019.  We have not established any sinking fund or other mechanism to fund these redemptions.  Therefore, we must either grow our cash flow or procure additional financing in order to fund any required redemptions.  If we cannot generate sufficient cash flow or procure additional financing to honor redemption requests, we may be forced to sell some or all of our Company’s assets to fund redemptions, or we may not be able to fund redemptions in their entirety or at all.  If we are forced to sell some or all of our Company’s assets in order to fund redemptions, such sales may materially adversely affect our continuing business.  If we cannot fund requested redemptions, we will have violated our Governing Documents, and Series A Preferred Stockholders seeking redemption will have a claim against us with respect to such violation.  In such event, your investment in us would likely be materially and adversely affected.

Our indebtedness, or that of our subsidiaries, may limit our ability to declare and pay dividends and may affect our operations.

We, or our subsidiaries, may seek debt financing to assist with the financing of our or their acquisitions and future operations.  Our ability, or that of our subsidiaries, to make principal and interest payments with respect to such debt incurred depends on future performance, which performance is subject to many factors, some of which will be outside of our control or the control of our subsidiaries. In addition, most of such indebtedness will likely be secured by substantially all of our or our subsidiaries’ assets, as applicable, and will contain restrictive covenants that limit our, or our subsidiaries’, ability to distribute cash and to incur additional indebtedness.  Payment of principal and interest on such indebtedness, as well as compliance with the requirements and covenants of such indebtedness, could limit our or our subsidiaries’ ability to make distributions to us or dividends to our stockholders, respectively. Such leverage may also adversely affect our ability, or that of our subsidiaries, to finance future operations and capital needs, or to pursue other business opportunities and make results of operations more susceptible to adverse business conditions.

We do not currently have the right to name a majority of the board of managers of Allegiancy Houston.

Allegiancy Houston represents approximately 56% of our assets under management and 42% of our revenues on a pro forma basis as of the date of this Offering Circular.  While we have significant major decision rights over Allegiancy Houston and may convert the outstanding promissory note to take control of Allegiancy Houston’s board of managers, and therefore are able to exercise substantial control over Allegiancy Houston, we do not currently have the right to name a majority of the board of managers of Allegiancy Houston.  While we believe that the joint venture will prove successful, we cannot guarantee the success of the venture, and until such time as we take full operating control, the joint venture’s success will be subject, to some degree, to the judgment of TriStone’s representatives to management. As a result, this may pose a risk to any investment in us.

Risks Related to Our Business

Our revenues are subject to and largely dependent upon the success of the underlying assets which we will be managing.

Revenue from our assets, which consist primarily of asset management contracts, largely consist of a percentage of the revenue from the real property assets which we will be managing and other fees from the sale or refinancing of such assets.  Therefore, the success of our Company and the economic success of an investment in our Company will greatly depend upon the results of operations of such managed assets, which will be subject to those risks typically associated with investment in real estate.  The real estate industry is cyclical and is significantly affected by changes in national and local economic and other conditions, such as employment levels, availability of financing, interest rates, consumer confidence and demand.  These factors can cause fluctuations in occupancy rates, rental rates and operating expenses.  Reductions in rental rates or increases in vacancy will directly and adversely affect the revenues we earn for managing properties and ultimately our ability to pay distributions to you.  In addition, sufficient decreases in rental rates or increases in operating expenses and vacancy rates caused by events outside of our control may nevertheless contribute to a property owner’s decision to terminate us.

The national economy and the regional and local economies of our managed properties’ locations will affect the performance of our business.

The performance of commercial real estate, including our targeted suburban office assets, would likely be negatively affected by a slowing economy, as poorer business performance and diminished confidence will reduce demand for space at our managed properties.  Further, over the past several years, financial and geopolitical issues, have contributed to increased volatility and uncertainty in the financial and credit markets and diminished expectations for the economy going forward.

Volatility in the credit markets and the generally weak economic environment may impact the real estate industry through falling transaction volumes, lower real estate valuations, liquidity restrictions, and diminished confidence. We are unable to predict the likely duration and severity of the current or future turmoil in financial markets and adverse economic conditions in the United States and other countries, or their impact on the real estate industry.  Our smaller size as compared to some of our competition may increase our susceptibility to economic downturns. The current volatile conditions and any downturn in, or weakening of, the national economy, or the regional and local economies where our managed properties are located, would likely have an adverse impact on the assets which our Company, or our subsidiaries, manage.  In such event our revenues, profitability and ability to pay dividends to you would likely be materially and adversely affected.

Our business will be subject to competition for assets under management, and if we are unable to successfully compete against our competitors, our performance will be adversely affected.

The property and asset management industry is highly competitive, with competition based primarily on price and service. Our Company expects to compete with large-scale, national asset managers such as CBRE, Jones Lang LaSalle and others, as well as regional and local property and asset management firms.  Our larger competitors are better able to take advantage of efficiencies created by size, have better financial resources, have access to capital at lower costs, and may be better known in the regional markets in which we compete.  We must effectively compete with these firms in order to retain our existing asset management clients and recruit new business from property owners.  If we are unable to retain our existing business or recruit new business because we do not effectively compete with our competitors, then our revenues and ability to declare and pay dividends to you will be materially and adversely effective.

We subcontract some of our duties under our asset management contracts to local property managers in the locales of our managed properties, and will be reliant on the performance of such local property managers.

We subcontract certain duties relative to the day-to-day operations of our managed properties to local property managers.  Our asset management contracts permit us to do so; as a result, our personnel will not directly perform some of the services we have been contracted to perform.  Therefore, we will not have direct control over all aspects of our performance under asset management contracts for which we have subcontracted duties.  If a local property manager we engage does not perform the subcontracted services in a satisfactory manner, it could damage our relationship with the property owner.

We may not be successful in executing our growth strategy.

Our plan is to expand our business through marketing to property owners and by selectively acquiring other asset management firms.  Although we believe there are numerous potential acquisition candidates in the industry, some of which represent material acquisition opportunities, there can be no assurance that we will continue to find attractive acquisition targets in the future, that we will be able to acquire such targets on economically acceptable terms, that any acquisitions will not be dilutive to earnings and dividends or that any additional capital necessary to finance an acquisition will be available upon terms favorable to us or at all.

We may not be able to successfully integrate new asset management contracts into our business.

We may not have operational experience with any of our acquisition targets.  Although we have developed a due diligence process to assess the viability of our targeted and future acquisitions, there is no guarantee that our due diligence procedures will reveal any and all issues with the underlying property or properties which are the subject of a targeted asset. Additionally, we may acquire assets within the United States in which we do not currently operate. Accordingly, to the extent we acquire any such assets, we will not possess the same level of familiarity with the underlying properties to which they pertain, and therefore the acquired asset may fail to perform in accordance with our expectations, as a result of our inability to operate them successfully.  We may also fail to integrate assets successfully into our business or inaccurately assess their true value in calculating their purchase price or otherwise, which could materially and adversely affect us and your investment.

We may not be able to retain our asset management contracts or those we acquire in the future, which could materially and adversely affect us and your investment.

Our business is to manage real estate properties which is dependent on the asset management contracts between us and property owners.  Such contracts may be terminable by property owners in their sole discretion or upon other terms which are not within our control.  Our failure to retain an asset management contract which we have acquired could materially and adversely affect us and our business operations.  The pressure facing companies engaged in the asset management business has grown in recent years due to an intensified focus on property level revenues as a result of the global financial crisis and the underperforming real estate market.  Our inability to perform to the expectations of our clients due to such economic circumstances or due to external factors specifically affecting the underlying real property which is the subject of an acquisition may affect our ability to retain an asset and therefore have a resulting material and adverse impact on our operations.

Many of our asset management contracts will be with tenant-in-common groups leading to increased risk that our asset management contracts may be terminated.

Twenty (20) out of our twenty-eight (28) asset management contracts, comprising approximately 43.57% of our revenues as of June 30, 2015 are with tenant-in-common owners of the underlying real property asset.  Further, because of our management team’s experience with tenant-in-common owners, we anticipate targeting asset management contracts with tenant-in-common owners for acquisition in the future. Our asset management contracts with tenant-in-common owners of a property must be renewed by each tenant-in-common on a yearly basis.  Therefore, a single minority owner of a property owned by tenants-in-common owners may cause the termination of an asset management contract without cause.  If we are unable to retain our asset management contracts, then we will generate less revenue and ultimately will have less cash flow available to support our business and pay dividends to you.

Our asset management contracts terminate upon the sale of the underlying real property asset to which they apply.

All of our asset management contracts terminate upon the sale of the underlying real property asset, and we generally do not expect any of the asset management contracts we may acquire or enter into in the future to bind future owners of any of the real property assets underlying our asset management contracts.  While our asset management contracts generally provide for significant fees to us upon the sale of a managed property, if the new owner of a property elects not to retain us, then our revenue over the long-term will be adversely impacted.  If we lose contracts due to the sale of properties and are unable to replace them with new engagements, then our cash flow available to support our business and pay dividends to you and the value of your investment in us will be materially and adversely impacted.

We anticipate a substantial portion of the portfolio we manage will be encumbered by mortgage debt with balloon payments at maturity, which could hasten the termination of our management.

We expect that most, if not all of the properties we manage will be encumbered by mortgage debt that has a balloon payment at maturity.  Most of the properties comprising our managed portfolio are encumbered by mortgage debt with balloon payments at maturity.  Properties comprising approximately 98% of our managed square footage and 99% of our revenues are encumbered by mortgage debt requiring a balloon payment within the next ten years.  If the owner(s) of a property is unable to pay the balloon payment, the owner will be required to either sell the property or refinance the mortgage debt in order to avoid a default.  If the owner elects, and is able to, refinance a property, then our asset management contract would remain in place; however, if the owner elects to sell the property, or is foreclosed upon if it cannot sell or refinance, then our asset management contract would terminate.

In executing our growth strategy, we may purchase the equity of existing asset and property management businesses, which could expose us to the risk of residual liabilities.

While we intend to attempt to acquire the asset management contracts of existing asset and property management businesses in executing our growth strategy, there will likely be instances in which we are unable to do so.  One such situation in which we will likely purchase the equity of an existing business, rather than its assets will be when our management determines it will be difficult to timely obtain the necessary consents from third parties for a potential acquisition target to assign its asset management contracts to us.  If we purchase the equity of an existing business, we generally intend to require representations and warranties and indemnifications from the sellers of the acquisition target in order to protect us from any liabilities of the acquired business.  However, there can be no assurance that any residual liability in an acquired business will not exceed the ability of the seller of such business to indemnify us.

We may, from time to time, make loans to property owners in order to assist with immediate property capitalization needs and to alleviate management transition costs and there is a risk that we may not be able to collect the full amount of such loans.

Our Company may make loans to property owners from time to time in order to provide funds for property repairs and other immediate capitalization needs as well for termination and other transition fees associated with transitioning management of a property to our Company. Our board of directors will determine, in its sole discretion, the terms and conditions for such loans; provided, however, each loan will be limited to $100,000 per 12-month period per property and must be repaid from property cash flows no later than six (6) months from the date of the loan with interest thereon ranging from approximately 8%-10% per annum. Such loans may be unsecured or may have limited security for their repayment.  In the event of a default by the property owner, we may be unable to collect on the loan.  There is also a possibility that our board of directors may determine it to be in our best interest to make certain concessions to a defaulting client in order to maintain the management contract for such client.  All of the foregoing may have a material adverse effect on our operations.

We are dependent on our management to achieve our objectives, and our loss of, or inability to obtain, key personnel could delay or hinder implementation of our business and growth strategies, which could adversely affect the value of your investment and our ability to pay dividends.

Our success depends on the diligence, experience and skill of our board of directors and officers.  Stevens M. Sadler is our director and our Chief Executive Officer.  Christopher K. Sadler, Stevens Sadler’s brother, is our director and president.  David L. Moore is our non-executive, independent director.  We currently hold a $1.5 million term, key man life insurance policy on each of Messrs. Sadler.  However, there can be no assurance that such policies would adequately compensate us for the loss of either of Messrs. Sadler.  Each of Messrs. Sadler’s employment agreements have a four-year term, beginning on March 6, 2014, with automatic one-year renewals unless earlier terminated, and will require the individual to devote his time and attention during normal business hours to the business and affairs of our Company and our Company’s affiliates. The termination of such employment agreements or the loss of Mr. Stevens M. Sadler, Mr. Christopher K. Sadler, any future director or any other key person could harm our business, financial condition, cash flow and results of operations.  Any such event would likely result in a material adverse effect on your investment.

Risks Relating to the Formation and Internal Operation of the Company

You will have only limited rights regarding our management, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our board of directors will have sole power and authority over the management of our Company, subject only to the requirements of the DGCL and the special voting rights of our Series A Preferred Stock relative to the designation and issuance of equity senior to the Series A Preferred Stock.  See “SECURITIES BEING OFFERED – Description of Our Certificate of Incorporation and Bylaws.”

Therefore, you will not have an active role in our Company’s day-to-day management.

We may change our operational policies and business and growth strategies without s tockholder consent, which may subject us to different and more significant risks in the future.

Our board of directors determines our operational policies and our business and growth strategies. Our directors may make changes to, or approve transactions that deviate from, those policies and strategies without a vote of, or notice to, our s tockholders. This could result in us conducting operational matters or pursuing different business or growth strategies than those contemplated in this Offering Circular. Under any of these circumstances, we may expose ourselves to different and more significant risks in the future, which could materially and adversely affect our business and growth

Our management will have significant control over our operations by virtue of the equity ownership in us by entities controlled by Messrs. Sadler.

Stevens M. Sadler and Christopher K. Sadler are two of our three directors.  Further, through their respective control of Continuum Capital, LLC and Chesapeake Realty Advisors, LLC they will collectively control the voting of 2,500,200 shares of our c ommon s tock issued to them as consideration for our acquisition of RMA.  These shares of c ommon s tock will represent 42.32% of our outstanding shares of capital stock following completion of the offering, assuming we sell the Maximum Offering .  If we sell the Minimum Offering, the aforementioned shares will represent 51.74% of our outstanding shares of capital stock following completion of this offering.  In addition, each of Messrs. Sadler has the right to acquire an additional 30,000 shares of c ommon s tock under our equity incentive plan.  Therefore, in either case, Messrs. Sadler will collectively control sufficient c ommon s tock to significantly influence the election of our board of directors, and actions requiring the consent of a majority of the s tockholders.

The ability of a s tockholder to recover all or any portion of such s tockholder’s investment in the event of a dissolution or termination may be limited.

In the event of a dissolution or termination of the Company or any of its subsidiaries, the proceeds realized from the liquidation of the assets of the Company or such subsidiaries will be distributed among the s tockholders, but only after the satisfaction of the claims of third-party creditors of the Company.  The ability of a s tockholder to recover all or any portion of such s tockholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom.  Further, before c ommon s tockholders receive distributions upon liquidation of the Company, the Company must pay the Series A Preferred Stockholders any and all accrued and unissued dividends owing to them. There can be no assurance that the Company will recognize gains on such liquidation, nor is there any assurance that c ommon s tockholders will receive a distribution in such a case.

The board of directors and our executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of the Company.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A successful claim for such indemnification could deplete the Company’s assets by the amount paid.  See “SECURITIES BEING OFFERED – Description of Certificate of Incorporation and Bylaws” below for a detailed summary of the terms of our Certificate and Bylaws.  Our Certificate and Bylaws are filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Risks Related to Conflicts of Interest and Interested Transactions

Certain of our affiliates possess ownership interests in or control properties which are currently managed by us, which may create a conflict of interest for certain of our managers.

Certain of our affiliates possess ownership interests in or control properties which are currently managed by us.  As a result, it is possible that the terms and provisions of the asset management agreements between us and the respective affiliated property owners may not solely reflect the result of arm’s-length negotiations.  Thus, such agreements may provide for less favorable terms to our Company than would have been obtained were such asset management agreements entered into with unaffiliated third parties.

Members of our board of directors and our executive officers will have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company.  We are dependent on our directors and executive officers to successfully operate our Company, and in particular Messrs. Sadler.  Their other business interests and activities could divert time and attention from operating our business.

A majority of our board of directors is not independent.

Two of our directors are officers of the Company and also have significant equity positions in the Company.  The third director is independent, but the majority of the board of directors is not independent. While our independent director helps to safeguard against interested transactions and other conflicts of interest, that safeguard is not absolute and there are inherent risks in not having a majority controlled independent board of directors.

Risks Related to the Offering and Lack of Liquidity

There has been no active public market for our c ommon s tock prior to this offering and an active trading market may not be developed or sustained following this offering, which may adversely impact the market for shares of our c ommon s tock and make it difficult to sell your shares.

Prior to this offering, there was no active market for our c ommon s tock. Although we intend to apply for quotation of our c ommon s tock on the OTCQX, even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. F urther, our common stock will not be quoted on the OTCQX until after the termination of this offering, if at all. Therefore, purchasers in the Initial Closing will be required to wait until at least after the final termination date of this offering for such quotation. The initial public offering price for shares of our c ommon s tock will be determined by negotiation between us and our Underwriter. You may not be able to sell your shares of c ommon s tock at or above the initial offering price.

The OTCQX, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our c ommon s tock may be similarly volatile, and holders of shares of our c ommon s tock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our c ommon s tock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular.

 No assurance can be given that the market price of shares of our c ommon s tock will not fluctuate or decline significantly in the future or that c ommon stockholders will be able to sell their shares when desired on favorable terms, or at all.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Offered Shares is fixed and will not vary based on the underlying value of our assets at any time.  Our board of directors, in consultation with our Underwriter, has determined the offering price in its sole discretion.  The fixed offering price for our Offered Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for our Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

The entire amount of your purchase price for your Offered Shares will not be available for investment in the Company.

A portion of the offering proceeds will be used to pay selling commissions of five percent (5%) of the offering proceeds to our Underwriter, which it may re-allow and pay to participating broker-dealers, who sell Offered Shares. See “UNDERWRITING AND PLAN OF DISTRIBUTION.” Thus, a portion of the gross amount of the offering proceeds will not be available for investment in the Company.  See “USE OF PROCEEDS TO ISSUER.”

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Offered Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.  We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading.  However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Offered Shares or find an exemption under the securities laws of each state in which we offer the Offered Shares, each investor may have the right to rescind his, her or its purchase of the Offered Shares and to receive back from the Company his, her or its purchase price with interest.  Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits.  If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any nonrescinding investors.

Our Series A Preferred Stockholders have the right to purchase c ommon s tock at a price significantly below the price in this offering.

Series A Preferred Stockholders have the right to purchase one share of c ommon s tock for each Series A Preferred Stock they hold for a purchase price of $3.75 per share of c ommon s tock, or the Purchase Right.  The Purchase Rights may only be exercised within 10 days of when the Series A Preferred Stockholder’s applicable shares of Series A Preferred Stock are redeemed or within 10 days of when we convert them into c ommon s tock in accordance with our right to do so beginning in March, 2019.  The purchase price per share of c ommon s tock pursuant to the Purchase Rights is $11.25 less than the price per share of c ommon s tock in this offering, assuming we sell the Offered Shares at the upper end of our price range.  Therefore, if the Series A Preferred Stockholders exercise their Purchaser Rights you will experience significant dilution of your percentage interest in the Company and significant economic dilution.

Risks Related to Benefit Plan Investors

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA.  See “ERISA CONSIDERATIONS.”

DILUTION

During the past year, none of the Class B Units in Allegiancy, LLC, which units will be converted into shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, have been acquired by any of our directors, officers, promoters or affiliates.  However, in the past year, we have issued options to purchase an aggregate of 170,000 shares of c ommon s tock to Messrs. Sadler, Mr. Moore and Mr. Starowicz.  Giving effect to the one-to-two (unit-to-shares) conversion, the average exercise price of the options issued to Messrs. Sadler, Mr. Moore and Mr. Starowicz is $3.00 representing a difference of $11.00 (78.57%) from the price to the public in this offering .

UNDERWRITING AND PLAN OF DISTRIBUTION

Underwriting

We have engaged W.R. Hambrecht + Co . , LLC, our U nderwriter, with respect to the Offered Shares. We anticipate entering into an underwriting agreement setting forth the definitive terms and conditions of the sale of the Offered Shares on or prior to the qualification of the offering statement of which this Offering Circular is a part.

Subject to certain conditions, the U nderwriter has agreed to use its best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best efforts only basis. The U nderwriter is not required to take or pay for any specific number or dollar amount of our c ommon s tock. The U nderwriter will have the right to engage such other FINRA member firms as it determines to assist in this offering.

The Offered Shares will be issued in one or more closings . For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be kept in a non-interest bearing escrow account with SunTrust Bank. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors. The Underwriter and the Selling Group must sell the Minimum Offering if any shares are to be sold at all. The escrow account will be opened prior to the date of qualification of the offering statement of which this Offering Circular is a part and will remain open until the Termination Date; provided, that if the Initial Closing occurs, the escrow account will remain open until the date which is sixty (60) days after the Initial Closing or the date on which all Offered Shares have been sold, whichever occurs first, or the Offering Termination Date . All funds received into the escrow account will be held in a non-interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. All funds must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account at the SunTrust Bank per the instructions in the subscription agreement. The subscription agreement is available at www.______.com. The Underwriter will not accept or handle any funds. T he escrow agent will notify the U nderwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date , investor funds are not received in respect of the Minimum Offering , then all investor funds that were deposited into the escrow account will be returned promptly to investors, and the offering will terminate. The following table shows the per share and total underwriting commissions to be paid to the U nderwriter .

	Per Share	Total (Mimimum Offering)	Total Maximum Offering
Public offering price	$14.00	$15,050,000.00	$30,100,000.00
Underwriting commissions payable by us1	$0.70	$752,500.00	$1,505,000.00
Proceeds, before expenses, to us	$13.30	$14,297,500.00	$28,595,000.00

______________________________________________

1	The underwriting discounts and commissions do not include the expense reimbursement, advisory fee, or underwriter’s warrants as described below.

Shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this offering circular. Any shares sold to securities dealers may be sold at a discount of up to $0.42 per share from the initial public offering price. After the initial offering of the shares, the offering price and the other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right to reject any subscription in whole or in part , for any reason or no reason.

Engagement Agreement with the Underwriter

We are currently party to an engagement agreement with the Underwriter. The term of the engagement agreement began on September 22, 2015 and will continue for one year, until September 22, 2016, unless one of the following events occurs prior to September 22, 2016, in which case the engagement agreement would be terminated early:

(i)	we and the Underwriter mutually agree to terminate the engagement agreement;

(ii)	we execute a definitive underwriting or placement agency agreement with the Underwriter;

(iii)	we terminate the engagement agreement due to the Underwriter’s material failure to provide the services contemplated by the engagement agreement; or

(iv)	we decide not to proceed with the offering or withdraw any offering statement filed with the Commission.

Compensation for Advisory Services. As part of the engagement agreement, the Underwriter agreed to provide us with financial advice and assistance concerning our business. As compensation for these advisory services, we agreed to pay the Underwriter $10,000 per month during the term of the engagement agreement. If the engagement agreement were to stay in place for its full one-year term, we would pay the Underwriter a total of $120,000 as compensation for its advisory services.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Underwriter with our approval, we will, upon request, reimburse the Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason other than because of the Underwriter’s material failure to provide the services contemplated by the engagement agreement, we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Underwriter’s legal fees, up to $100,000. However, the amount of reimbursable expenses to be paid to the Underwriter will be reduced by the amount of financial advisory fees we have paid to the Underwriter. For a description of the financial advisory fees, see “Compensation for Advisory Services” above.

Termination Fee. If we terminate the engagement agreement and then consummate a public offering in which the Underwriter does not serve as the Underwriter or placement agent within six months of such termination, then we have agreed to pay the Underwriter a termination fee equal to $100,000. However, the termination fee will be reduced by the amount of reimbursable expenses and financial advisory fees we have paid to the Underwriter. See “Reimbursable Expenses” and “Compensation for Advisory Services” above. The termination fee is not payable in the event we terminate the engagement agreement due to the Underwriter’s material failure to provide the services contemplated by the engagement agreement.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 5.0% of the gross offering proceeds to the Underwriter as compensation immediately upon consummation of the offering.

Underwriter’s Warrants

Upon each closing of this offering, we have agreed to issue to the Underwriter warrants to purchase a number of shares of our common stock equal to 5.0% of the total shares of our common stock sold in such closing, or the Underwriter’s Warrants. The Underwriter’s Warrants are exercisable commencing on the qualification date of the offering statement related to this offering, and will be exercisable for five years. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 15% greater than the offering price, or $16.10.

The Underwriter’s Warrants and the shares of c ommon s tock underlying the Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter , or permitted assignees under such rule, may not exercise , sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the shares of c ommon s tock underlying the Underwriter’s Warrants , nor will the Underwriter , or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying shares of common stock for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter’s Warrants or the underlying shares of our common stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the shares of common stock underlying such Underwriter’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Lock-Up Agreements

We and our officers, directors, and holders of five percent or more of our c ommon s tock have agreed, or will agree, with the U nderwriter, subject to certain exceptions, that, without the prior written consent of the U nderwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the offering circular:

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our c ommon s tock or any securities convertible into or exchangeable or exercisable for our c ommon s tock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of our c ommon s tock, whether any such swap or transaction is to be settled by delivery of our c ommon s tock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the U nderwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available to the U nderwriter;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded c ommon s tock of generally comparable companies; and

•	other factors deemed relevant by the U nderwriter and us.

We intend to apply to have our c ommon s tock quoted on OTCQX following the termination of this offering under the symbol “ AGCY.”

Indemnification and Control

We have agreed to indemnify the U nderwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The U nderwriter and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The U nderwriter and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the U nderwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The U nderwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

 (i)         You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

 (ii)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

 (iii)         You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

 (iv)         You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

 (v)         You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

 (vi)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

 (vii)         You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

 (viii)           You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.
Offering Period and Expiration Date

This offering will start on or after the date this Offering Circular is declared qualified by the SEC and will terminate on the Offering Termination Date.

Procedures for Subscribing

If you decide to subscribe for Offering Shares in this offering, you should:

Go to www.[____________].com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified bank account at SunTrust Bank.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

The Underwriter has engaged FundAmerica Technologies, LLC to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end).  A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE:  For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities.  This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares .

       In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS TO ISSUER

Net proceeds to our Company from this offering are anticipated to be $28,230,000, assuming we sell the Maximum Offering, and $13,932,500, assuming we sell the Minimum Offering, following the payment of selling commissions, underwriter fees and other offering costs.  Set forth below is a table showing the estimated sources and uses of the proceeds from this offering.

	Minimum Offering	%	Maximum Offering Amount	%

Gross Proceeds	$15,050,000	100.00%	$30,100,000	100.00%

Estimated Offering Expenses1	$365,000	2.43%	$365,000	1.21%

Selling Commissions & Fees2	$752,500	5.00%	$1,505,000	5.00%

Net Proceeds	$13,932,500	92.57%	$28,230,000	93.79%

Acquisition of Assets3	$11,932,500	79.29%	$26,230,000	87.14%

Capital Expenditures4	$500,000	3.32%	$500,000	1.66%

Working Capital5	$1,500,000	9.97%	$1,500,000	4.98%

Total Use of Proceeds	$15,050,000	100.00%	$30,100,000	100.00%

1 Estimated offering expenses include legal, accounting, printing, advertising, travel, marketing, blue sky compliance and other expenses of this offering, and transfer agent and escrow fees.

2 Our Underwriter will receive selling commissions of 5% of the gross offering proceeds, which it may re-allow and pay to participating broker-dealers.

3 We intend to use approximately 79.29% of the gross offering proceeds if the Minimum Offering is sold or approximately 87.14% of the gross proceeds if the Maximum Offering is sold to acquire the operations of, or if required , majority equity interests in, other asset managers whose assets under management fit our targeted portfolio.  We currently have not yet identified any acquisition targets.  We intend to target for acquisition asset managers with management oversight of commercial real estate property, with a focus on commercial office, located in the lower 48 states, with an initial focus on the southeastern region where our subsidiaries’ operations are already focused. If required to acquire an equity interest in a target asset manager, we intend to acquire an interest granting us sufficient control over the target asset manager to enable us to consolidate the target asset manager’s financial statements with our own and to ensure that we do not become an investment company as defined under the Investment Company Act of 1940, or the Investment Company Act. See “DESCRIPTION OF OUR BUSINESS - Acquisition Structure - Investment Company Act Considerations” for more information.

4 We intend to use approximately $500,000, 3.32% of the gross offering proceeds if the Minimum Offering is sold or 1.66% of the gross offering proceeds if the Maximum Offering is sold , on additional capital expenditures including software infrastructure for our platform.

5 We intend to use approximately 9.97% of the gross offering proceeds if the Minimum Offering is sold or 5.00% of the gross offering proceeds if the Maximum Offering is sold to manage our business and provide working capital for operations including integration costs related to new management contracts and acquisitions and for increased marketing and transition expenses for organic growth including attracting new employees.   These amounts may be used to pay salaries and other compensation to members of our board of directors and our officers.

DESCRIPTION OF OUR BUSINESS

General

Allegiancy, LLC was formed as a Delaware limited liability company on January 22, 2013.  We engage in the business of providing asset and property management services related to commercial real estate with an emphasis on suburban office properties in secondary and smaller markets. We produce income from asset management fees, leasing fees, construction fees, financing fees and advisory services. On the Entity Conversion Date, we will convert our Company from a limited liability company to a Delaware corporation pursuant to our Governing Documents. At such time, we will be known as Allegiancy, Inc.

We differentiate between asset management services and property management services.  Asset management services revolve around the strategic, long-term positioning of a property, including the sourcing and negotiation of leases and financing, management of significant capital investments, construction and repairs, the marketing of a property for lease and disposition as well as the tactical oversight of daily property operations.  On the other hand, property management services relate to the day-to-day operations of the property, including procuring utilities and other vendors (such as trash, landscaping and maintenance) and providing onsite maintenance support to a property’s tenants.

In order to maximize our ability to grow quickly with limited fixed costs, we outsource many of the property management services to third party property managers doing business in the local areas where our properties under management are located. We pay these third party property managers a base management fee equal to a portion of the gross revenues of the property, in addition to other fees and expense reimbursements in some instances.  The fees paid to the third party property managers we contract with are paid out of the percentage of the gross revenues of the property we earn pursuant to our asset management agreements.  Therefore, the profit we earn from any property is reduced by the fees payable to the third party property manager with respect to such property.  We also pay certain brokers and property managers leasing commissions for bringing tenants to our managed properties.  All accounting and finance functions are handled internally by our employees.

Operators

The Operations of the Company and RMA

The Company directly or through its wholly owned subsidiary, RMA, manages properties in Pennsylvania, Virginia, North Carolina, South Carolina, Georgia, Florida and Texas consisting primarily of office properties with some flex/office and warehouse space.  This portfolio consists of approximately forty (40) buildings, which management is governed by fourteen (14) contracts.  Certain contracts govern the management of multiple properties on a portfolio basis.  Square footage of the properties range from 10,784 square feet to 299,186 square feet, with an aggregate of 2,409,951 square feet under management.  These operations currently employ eighteen (18) employees and staff for the purposes of its day to day operations.

Gross annual revenue from the operations of properties under management directly by Allegiancy or by RMA as of the end of the 2015 fiscal year was $3,337,908.

Our management of these properties is governed by various management agreements, which each have a term of one year and are renewable automatically subject to: (i) the right of the property owner to terminate with notice at the end of the calendar year or for cause, or (ii) the right of the Company or RMA to terminate upon the default of the property owner.  The management fees payable to the Company or RMA under the asset management agreements vary as follows:

•	property management fees ranging from 4% to 6% of the gross revenues of the property;

•	asset management fees, if any, of 2% of the gross revenues of the property;

•	leasing commissions ranging from 1% to 6% of the value of new leases entered into and 1% to 4% for renewals;

•	construction management fees of 5% of amounts spent on construction or repair of the property in a calendar year;

•	selling commissions ranging from 1% to 3% of the gross sales price of the property; and

•	financing fees of 1% for the procurement of financing for a property.

Contracts representing thirty-two (32) out of the above forty (40) managed buildings are with affiliates of our Company and RMA.  See “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS AND OTHER CONFLICTS OF INTEREST - Affiliated Ownership or Control of Managed Properties.”

We have contracted with third party property managers in respect to some of our asset management contracts.  We generally pay base property management fees and additional fees, including leasing commissions, construction fees, personnel and payroll costs and accounting fees with respect to certain property management relationships.  For the fiscal year ended June 30, 2015, we paid approximately $405,327 in fees to third party property managers.

Additional Operations via Allegiancy Houston

On April 30, 2015, we created Allegiancy Houston, LLC.  On June 1, 2015, we caused Allegiancy Houston to enter into an agreement whereby Allegiancy Houston acquired the asset management business of Tristone and its affiliates.  As partial consideration, TriStone received a 30% economic interest and a 60 % voting interest, subject to our rights under the terms of the convertible promissory note, in Allegiancy Houston.  We also granted TriStone 128,600 Class B Units in us, which units will be converted into 257,200 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date.  From this transaction, we retained a 70% economic interest in Allegiancy Houston and a 40% voting interest.

As additional consideration, we loaned $1,284,881.50 to TriStone, which is evidenced by a convertible promissory note bearing interest at the rate of four percent (4%) per annum with a maturity date of June 30, 2020.    All accrued interest and principal is payable at maturity of the note.  In addition, we may call the note at any time.    At that time or on the maturity date, whichever comes earlier, TriStone will be required to transfer to us a 30% voting interest in Allegiancy Houston as payment in full on the convertible promissory note.  After that time, we will have a 70% economic interest and a 70% voting interest in Allegiancy Houston.

Allegiancy Houston is governed by its amended and restated operating agreement dated as of June 1, 2015, or the AH Operating Agreement, which has been filed with the SEC as an exhibit to the Offering Statement of which this Offering Circular is a part.  The AH Operating Agreement provides for a three-member board of managers with one manager named by us, one named by TriStone, and one named by the member(s) holding a majority of the voting interests in Allegiancy Houston.  Currently we hold a 40% voting interest and TriStone owns a 60% voting interest.  The current board of managers is comprised of Stevens M. Sadler, named by us, and two individuals named by Allegiancy Houston.  Allegiancy Houston’s board manages its day-to-day affairs, subject to the requirement that we and TriStone consent to certain major decisions as described in the AH Operating Agreement.  The AH Operating Agreement further provides that if either our or TriStone’s voting interest is reduced below 30% then the respective manager appointed by the member so reduced shall be automatically removed from office, subject to the right of owners of 60% of the voting interests to retain such manager.

Although we currently only own a 40% voting interest in Allegiancy Houston, as the lender of the promissory note issued to Tristone in the transaction, we have the authority, at our discretion to demand payment under the promissory note in the form of a transfer to us of an additional 30% voting interest in Allegiancy Houston.  This option to call these shares at our sole discretion would increase our voting percentage in Allegiancy Houston from 40% to 70%.

Although we do not currently have the right to appoint a majority of the board of managers of Allegiancy Houston, we can exercise substantial contol over Allegiancy Houston and its board of managers as a result of our right to consent to the following significant actions of Allegiancy Houston: (a) merger or consolidation with, or acquisition of, any other business; (b) causing or permitting Allegiancy Houston to obtain a loan or incur any indebtedness for borrowed money, other than trade debt in the ordinary course of business of the Allegiancy Houston, in excess of Five Thousand Dollars ($5,000); (c) pledging, placing in trust, assigning or otherwise, encumbering any existing property, real or personal, of Allegiancy Houston; (d) Causing or permitting Allegiancy Houston to make any loan, ordinary expenditure, capital expenditure, call or other contribution with respect to any security, asset, venture or investment project or item held or engaged in by Allegiancy Houston, or any series of related or similar loans, expenditures, calls or other contributions in an amount in excess of Five Thousand Dollars ($5,000); (e) making any investment in any person or taking any action, giving any consent or casting any vote required under the terms of any stock, membership interest or equity purchase, stockholder, transfer, registration rights, operating, put or other agreement of any nature pertaining to any investment in any person; (f) commencing or entering into the resolution of any actual or threatened litigation involving Allegiancy Houston with respect to which the aggregate amount in controversy exceeds Five Thousand Dollars ($5,000) or that is otherwise material or seeking injunctive relief against or on behalf of Allegiancy Houston; (g) selling or otherwise disposing of, or contracting to sell or otherwise dispose of, any of Allegiancy Houston’s assets in any transaction or series of similar or related transactions out of the ordinary course of business of Allegiancy Houston; (h) making any distributions of Allegiancy Houston’s cash or other property except as specifically provided in its limited liability company agreement; (i) approval of the compensation payable to any member of Allegiancy Houston, or any amendment, adjustment or other change to the compensation or other terms applicable to any Allegiancy Houston member, with respect to such member’s employment with the Allegiancy Houston or engagement as independent contractor with Allegiancy Houston; (j) approving, disapproving or modifying any annual budget; (k) creating or authorizing any new class of series of equity or selling, issuing, granting or selling any additional equity of Allegiancy Houston; and (l) exercising any rights set forth in the Allegiancy Houston limited liability company agreement to purchase the membership interest of a member proposing to transfer his, her or its membership interest.

Allegiancy Houston, our partially owned subsidiary, currently manages properties in North Carolina, Georgia, Tennessee, Illinois, Oklahoma, Texas, Utah, and California consisting primarily of office properties with some flex/office space.  Allegiancy Houston’s current managed portfolio consists of approximately twenty-one (21) buildings, which management is governed by fourteen (14) contracts.  Certain contracts govern the management of multiple properties on a portfolio basis.  Square footage of the properties range from 53,500 square feet to 550,980 square feet, with an aggregate of approximately 2,292,375 square feet under management.  It currently employs three (3) employees and staff for the purposes of its day to day operations.

Gross annual revenue from the operations of its properties under management as of the 2015 fiscal year was $1,417,517.

Allegiancy Houston’s management of these properties is governed by various management agreements, which each have a term of one year and are renewable automatically subject to: (i) the right of the property owner to terminate with notice at the end of the calendar year or for cause, or (ii) the right of Allegiancy Houston to terminate upon the default of the property owner.  The management fees payable to Allegiancy Houston under the asset management agreements vary as follows:

•	property management fees ranging from 1.15% to 6% of the gross revenues of the property;

•	asset management fees ranging from 0.85% to 2% of the gross revenues of the property;

•	leasing commissions ranging from 3% to 5% of the value of new leases entered into and 2.5% to 3% for renewals;

•	construction management fees ranging from 3% to 5% of amounts spent on construction or repair of the property in a calendar year;

•	selling commissions ranging from 0.25% to 4% of the gross sales price of the property; and

•	financing fees ranging from 0.1% to 1% for the procurement of financing for a property.

Contracts representing fourteen (14) out of the above twenty-one (21) managed buildings are with affiliates of Allegiancy Houston.  See “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS AND OTHER CONFLICTS OF INTEREST - Affiliated Ownership or Control of Managed Properties.”

Operations

Our business depends on two critical aspects of our operations:

1)	Effective, performance-driven management of the properties we are hired to manage; and

2)	Effective expansion of the portfolio which we manage on behalf of our property-owning clientele.

Asset/Property Management

We operate our business with a singular objective being paramount – increase the profitability of our clientele’s real estate assets.  We believe our approach is analogous to that of financial asset managers where investments in personnel, technology, research and systems result in performance advantages. We believe this is the ultimate test of the effectiveness of professional property and asset management and should allow for developing long term relationships with our existing clientele, increasing our revenue, as well as assisting us in effectively marketing to others as we grow the portfolio of assets under management.

We use what we refer to as our Aggressively Proactivesm approach to asset and property management, which emphasizes:

•	aggressive marketing and effective management in an effort to increase tenant occupancy at subject properties and increase tenant retention;

•
utilization of technology and data driven decision-making in an effort to reduce property operating costs, thus providing improved financial performance of our properties, and better service to our subject properties’ tenant base;

•
personal interaction with key tenants, investors and vendors to provide a quality of “old-fashioned customer service” – increasing personal affinity that is meant to make us and our subject properties a priority to our vendors, helping to retain tenants and establish trust with our property owners; and

•	Proactively and prudently managing capital investment at each property with a view to maximizing rental income, tenant retention and long term asset value.

Expansion of Client Base

We seek to expand the property base for which we provide management services through direct marketing and recruitment of property owners to our services, as well as selectively targeting acquisitions of the operations of other asset/property management firms. Regardless of the channel to be used, a particular emphasis will be placed on the identification of management opportunities with significant potential for cash flow improvement, asset value strengthening, conservation of capital and maximization of investor returns with a view to creating high gross revenue on which our fee income is based.  We intend to target for acquisition asset managers with management oversight of commercial real estate property, with a focus on commercial office space , located in the lower 48 states, with an initial focus on the southeastern region where our subsidiaries’ operations are already focused.

Promotion of our services among property owners and their agents within our established networks of commercial real estate attorneys, alternative asset investment specialists and investors will be critical to attracting property owners to our services.  We believe a significant opportunity exists to recruit new business from groups that own previously syndicated properties, looking to transition the management of their property.  As part of such transitions, we may make loans to such owners in order to assist with immediate property capitalization needs and to alleviate management transition costs as an incentive to hire us. Although the terms of each loan may vary, each loan will be limited to $100,000 per 12-month period per property and must be repaid from property cash flows no later than six (6) months from the date of the loan with interest thereon ranging from approximately 8%-10% per annum.

Acquisition Structure

Allegiancy’s acquisitions are each negotiated separately, but they generally all share the same basic structure.  Pricing of acquisitions is based on a thorough underwriting of both the management contracts in question and the health of the properties serviced under those contracts. Our team reviews each in great detail to assess the viability of the property, probability of various types of income being realized and the expected life of the contracts. The basic formula yields a purchase price range of approximately one times gross revenue or four times in place earnings before interest, taxes, depreciation and amortization, or EBITDA. Our acquisition process and analysis template are as follows:

•	initiate acquisition discussions at the principal / owner level where relationships can be established that move the process forward efficiently;

•	conduct thorough management contract analysis to verify opportunity;

•	review property operating history;

•	perform business level due diligence to include personnel evaluation;

•	conduct client satisfaction investigation;

•	analyze cost savings, revenue enhancements and efficiency improvement opportunities; and

•	present contract purchase offer to corporation or property ownership.

When we acquire the operations of other asset/property managers, we intend to structure such acquisitions as purchases of their assets, and specifically only their asset management contracts.  However, if a selling asset manager is unwilling or unable to sell its assets, then we may purchase the equity of the target manager outright from its owners.  The consideration we pay for any corporate acquisition may be cash, equity in our Company, or both.  Furthermore, we anticipate a portion of the purchase price in any corporate acquisition may be contingent in nature and be based on future performance of the acquired business or assets.

An additional aspect of our acquisition program is the introduction of an “affiliate” structure that allows Allegiancy to capture assets, leverage our infrastructure and secure talented personnel by forming joint venture affiliates where our acquisition targets are not seeking retirement or a complete exit from the industry. The affiliate structure offers our partners the added incentive of a meaningful participation in growth and upside of the new affiliate entity and we believe the program will deliver additional asset growth.

In closing our first acquisition on June 1, 2015 we used this affiliate structure and added approximately $406 million in assets under management by forming the Allegiancy Houston joint venture to acquire the TriStone assets. On a proforma basis this transaction will add approximately $1.4 million to our annual revenues and $570,000 to our net income, and we anticipate that those amounts will increase once this transaction is fully integrated into Allegiancy’s platform.  Our goal is to achieve one additional large scale acquisition, meaning an acquisition generating at least $300 million of additional assets under management and an additional $1.5 million in revenue in this fiscal year 2016.

Investment Company Act Considerations

We currently conduct our asset management business directly through our wholly-owned subsidiary, RMA, and through Allegiancy Houston, in which we own a 70% economic interest and a 40% voting interest coupled with additional substantive control and ownership rights as described above. As a part of our acquisition strategy, we may acquire, in whole or in part, equity interests in other asset managers.

We intend to conduct our acquisitions and operations such that we do not become an “investment company” under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an investment company if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% Test”). “Investment securities” do not include (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries that (i) are not investment companies and (ii) are not relying on the exceptions from the definition of investment company provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Our primary business is asset management and the owning and holding of our wholly and majority-owned subsidiaries that are engaged in the asset management business. Therefore, we believe that we will not be an investment company as defined in Section 3(a)(1)(A).

We also do not believe our acquisition strategy will cause us to become an investment company under Section 3(a)(1)(C) of the Investment Company Act. While we may acquire equity interests in our target asset managers, we intend to only acquire majority interests in those asset managers. As such, those asset managers would be majority-owned subsidiaries of our company. We do not intend to make minority investments in our target asset managers. We must acquire at least 50 percent of the outstanding voting securities of a target asset manager, or otherwise comply with SEC staff guidance regarding majority-owned subsidiaries, for the acquired company to meet the definition of “majority-owned subsidiary” under the Investment Company Act.

If we were to fail to structure one or more of our acquisitions in a manner permitting us to treat the acquired asset manager(s) as a wholly or majority-owned subsidiary, then we would be required to analyze the amount of our investment in the securities of our subsidiaries not qualifying as wholly or majority owned subsidiaries for purposes of the 40% Test. If we were to fail the 40% Test, we, nevertheless, anticipate complying with the requirements of the safe harbor from being deemed an investment company pursuant to Rule 3a-1 under the Investment Company Act. We anticipate that any asset manager we acquire that is not treated as a majority-owned subsidiary, will be primarily controlled by our company for purposes of Rule 3a-1(4), and we anticipate any such acquisitions will be of companies engaged in our company’s primary business, asset management, and that are not investment companies.

As a result of the foregoing, we will be required to monitor the structure of our acquisitions to ensure that we do not inadvertently become an investment company. If we fail to successfully structure our acquisitions to avoid becoming an investment company, if the law or the SEC’s interpretation changes, or if we are otherwise required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, and transactions with affiliated persons (as defined in the Investment Company Act). In addition, we would not be permitted to rely upon Regulation A to offer our securities. Compliance with the Investment Company Act would, accordingly, limit our ability to execute our acquisition strategy and require us to significantly restructure our business plan.

Structure Chart

Set forth below is a structure chart for our Company as it will appear immediately following this offering.  This chart assumes that we sell the Maximum Offering .

1Repesents the percentage of outstanding shares of c ommon s tock held by each ownership group.

2We own a 70% economic interest but only a 40% voting interest in Allegiancy Houston. Our voting interest in Allegiancy Houston will increase to 70% when we call the convertible promissory note made between TriStone and us.

DESCRIPTION OF OUR PROPERTIES

As of the date of this Offering Circular, our primary assets are our equity interests in RMA and Allegiancy Houston and the asset management contracts we have entered into directly.  We do not own any real property.   See “DESCRIPTION OF BUSINESS” for more information.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Allegiancy is a focused specialist in commercial real estate asset management. In much the same way that a private equity firm manages business investments for clients, at Allegiancy we oversee strategic and tactical real estate operations to benefit the owners of the property. Allegiancy was formed in 2013 to leverage opportunities identified by the principals of our predecessor, RMA, since its founding in 2006.  Allegiancy acquired RMA in March of 2014 contemporaneously with the initial closing of a $5,000,000 offering of our Class A Units , which units will be converted into shares of Series A Preferred Stock in Allegiancy, Inc. on the Entity Conversion Date, pursuant to former Regulation A. We refer to this transaction as or our Initial Regulation A Offering.  We ultimately received $4,275,642 in net proceeds from our Initial Regulation A Offering, which capitalized the company and positioned it to make targeted acquisitions to drive growth.

We operate in an industry that remains very fragmented with more than 85,000 service providers in the United States alone. This is an industry that affords a tremendous opportunity to specialize, differentiate through technology and consolidate smaller, less efficient operators.

Revenue Model

Allegiancy is a fee based asset manager of commercial real estate. We deliver strategic direction along with tactical oversight to create enhanced investment returns to property owners. Our fee structure is directly tied to the value we create and the value we preserve.  Approximately 50%-60% of Allegiancy’s top line revenue is derived from asset management fees that are based on the effective gross revenue at each property.  These fees range from 1.15% to 6% of property revenues depending upon the nature of the property, the tenancy at each property and the market for our services in the property’s area.  Typically, the lower the number of tenants and more responsibility held by the tenants (for example in the triple net leases), the lower our fees will be, and, conversely, we typically earn higher fees for multi-tenanted full service buildings.  Our weighted average management fee per property is 5.0% of property revenue. As the asset manager, Allegiancy controls the accounts for each of the properties and the portfolio management fees are paid in the month earned.

The second component of Allegiancy’s revenues comes from property administration fees which amount to 40%-50% of total income.  These fees are derived from event-driven activities:

•	Up to 5% of project cost when a construction project is undertaken, for either tenant improvements or capital improvements;

•	1% to 6% of lease values of new leases;

•	1% to 4% of lease values of renewal leases;

•	0.1% to 1% of loan amount in financing transactions; and

•	0.25% to 4% of sale price when assets are sold.

All of these revenues are a function of the size of the asset base (AUM or assets under management) and their financial performance. As a general guide, Allegiancy expects to earn between 75-100 basis points (0.75% - 1.0%) on assets under management, so for every $1 million in asset value we expect to generate approximately $7,500 - $10,000 in top line revenue.

For our fiscal year ended June 30, 2015, we earned $1,772,135 in asset management fees, $94,257 in construction fees, $932,346 in lease commissions, $266,085 in financing fees and $100,081 in sales commissions.

 Growth Opportunity

 The number of underperforming commercial real estate assets exploded with the onset of the 2008 global financial crisis and recession in the United States. Even though this downturn is nearly six years behind us, there continues to be a significant range of current issues and risks that are preventing a robust recovery.  The pressure of reduced property level revenues has been compounded by a large wave of loan maturities and refinancing/ recapitalization problems resulting in existential difficulties for many asset manager and owners.  Many commercial real estate portfolio managers, especially those who had been in the business of syndicating real estate (such as tenant-in-common programs) are no longer able to generate the transaction revenues that had been important profitability generators for their firms.

Management believes that we are positioned to offer an attractive sale opportunity to those portfolio managers seeking to exit the asset management business as a result of business models built on transaction revenues no longer being sustainable.

In addition to benefiting from organic growth, it is our objective to implement and execute a series of acquisitions where Allegiancy completes the purchase of competing asset managers.  Our selected acquisition targets manage portfolios of complementary properties, primarily suburban office buildings in secondary markets. Acquisition of the assets of target companies, whether in the entirety or through joint ventures like the Allegiancy Houston transaction, will transfer the management contracts to Allegiancy or its subsidiaries where we can leverage our existing operating infrastructure, implement our proven efficiencies to improve both property performance and operating profitability with benefits accruing to the property owners as well as to Allegiancy.  We believe our strategy is beginning to work and our first transaction was completed June 1, 2015.

Growth Strategy

Allegiancy has deployed a three-pronged strategic approach to drive growth through acquisitions, organic accretion and private label servicing.

Acquisitions - we will continue to leverage long-term relationships with colleagues and former competitors to accomplish corporate asset acquisition through the purchase of existing operating entities that manage a substantial asset base.

Organic Accretion - we will continue to utilize our relationships with an extensive network of registered representatives, investors, industry groups, syndicators and attorneys to identify individual direct contract acquisition targets.

Private Label Servicing – there is a significant push underway for private equity firms to reduce their reliance on operating partnerships and the costs related to that deal structure. This is being driven by investor demand for lower fees and costs. Thus, many private equity real estate investors are looking for a new way to accomplish asset management and we believe Allegiancy is very well positioned to capitalize on this new opportunity.

Operating Results

Allegiancy operates on a fiscal year basis from July 1 to June 30.  Our predecessor, RMA, operated on a calendar year basis, and, therefore, we have revised and restated the prior years’ results of RMA to comport with our fiscal year.

Fiscal Year 2014 (7/1/2013 – 6/30/2014)

At the beginning of this period, we were operating as our predecessor, RMA, and had significantly fewer assets under management at approximately $150 million in real estate assets.  We were also deeply engaged in constructing the operating platform and infrastructure for the enterprise that would become Allegiancy in 2014. Management was then and continues today to balance the desire for efficiency of operations and current profitability with the need to invest in the development and buildout of the business process management (BPM) and business process automation (BPA) platform and to leverage technology to create scalable infrastructure in support of our growth by acquisition strategy.

In this period our predecessor, and subsequently we, delivered total revenues from operations of $1,074,733 and assets under management remained stable with moderate organic growth and no acquisitions of other property/asset managers. Operating costs in fiscal 2014 came in at approximately $900,843.  The resultant operating profit, excluding extraordinary items related to our Initial Regulation A Offering, was $103,781.

At the end of fiscal 2014, Allegiancy had approximately $275 million assets under management.

Fiscal Year 2015 (7/1/2014 – 6/30/2015)

In this period Allegiancy grew assets under management from approximately $275 million to approximately $730 million as a result of increased marketing activity in support of our Organic Accretion (see more below) efforts and our first company acquisition, the Allegiancy Houston transaction.  Each of the foregoing used proceeds of our Initial Regulation A Offering. The Company also added staff in the accounting and administrative areas in anticipation of future growth.  Our efforts across all areas of business operations intensified and significant investments were made in technology infrastructure buildout, quantitative analytics tools and software systems integration.  Naturally all of these efforts entailed expenditure of capital and a resultant decrease in profitability and net cash flow.

The Allegiancy business model is intended to drive growth through acquisition and access to the capital markets is an important factor for our continued success. Once the rules implementing new Regulation A were finalized in March of 2015, confidence increased that  Allegiancy would be successful and the firm was able to quickly move forward with our first acquisition.   On June 1, 2015, Allegiancy Houston acquired the asset management business of Tristone and its affiliates, as described in “DESCRIPTION OF OUR BUSINESS,” adding approximately $406 million in assets under management to our managed portfolio, from which we receive 70% of the management revenue as a result of our 70% economic interest in Allegiancy Houston.  The terms of the acquisition were more favorable than we anticipated, therefore our management has been encouraged in regards to future acquisitions.  We expect to continue to make cash outlays and to issue equity in our company to acquire attractive asset management businesses.

In the fiscal 2015 period which only includes one month of post-acquisition numbers,  Allegiancy delivered total revenues from operations of $3,337,908 and assets under management grew to approximately $324 million through organic growth and then we added another approximately $406 million when the TriStone acquisition closed. Operating costs in fiscal 2015 came in at approximately $3,788,796.  The resultant operating loss of $450,888, includes extraordinary items related to the preparations for this offering and expenses related to the acquisition of TriStone were $534,419.  Costs incurred in this period as part of this offering include legal expenses of approximately $45,000, along with the due diligence, legal and transaction costs related to the TriStone deal of approximately $350,000.

Management believes that our current infrastructure is more than sufficient to accommodate the growth represented by our recent acquisition and we do not expect to require additional staffing to handle the workload. It is our view that the biggest risk for Allegiancy over the next twelve months relates to our ability to repeat our success in structuring attractive acquisitions. While we are working diligently to line up additional asset managers and we have a number of attractive opportunities, there can be no guarantee of future success in these acquisitions.  We are constantly in discussions with other asset managers; however, we have not yet entered into any purchase documentation or letters of intent for additional acquisitions.

Liquidity and Capital Resources

As of June 30, 2015, we had cash on hand of $1,897,015.  We also expect that the proceeds from this offering will improve our financial performance through changes in our capital structure, enabling us to further implement our acquisition strategy, and increase cash flows.  We have identified no additional material internal or external sources of liquidity as of the date of this offering circular.

Short Term Liquidity

Our short-term liquidity requirements include the payment of the preferred returns on our Class A Units , which units will be converted into shares of Series A Preferred Stock in Allegiancy, Inc. on the Entity Conversion Date, in the amount of approximately $300,000 per year, and approximately $500,000 in additional capital expenditures.

Long-Term Liquidity

Our Class A Units , which units will be converted into shares of Series A Preferred Stock in Allegiancy, Inc. on the Entity Conversion Date, issued in our initial Regulation A Offering include redemptions at the option of the Series A Preferred Stockholders that could obligate Allegiancy to potential redemption expense of approximately $2.7 million in 2017, $2.8 million in 2018, and $3.0 million in 2019.  We intend to meet these long-term liquidity needs through the use of increased operating profits resulting from our growth strategy.

However, if we are unable to meet these needs with internal funds, we may be forced to seek bank or other financing or issue equity or debt securities in the capital markets in order to meet our redemption obligations.

Trend Information

Management is encouraged by the positive reception received when potential acquisition targets have been approached since the approval of final Regulation A+ rules. We are seeing an increase in interest from asset management companies in both merger and acquisition transactions. Additionally, our organic growth efforts have exceeded our expectations and projections.  Fiscal year 2015 saw growth of assets under management of approximately $455 million and management anticipates continued organic and acquisition growth for fiscal year 2016.

Our costs related to mergers and acquisitions met management’s expectations and we believe the relative costs of our acquisition activities will decline given the size of future anticipated transactions. Additionally, our operating infrastructure is fully developed and management anticipates that operating costs per property will continue to decline. Technology development costs in fiscal year 2015 exceeded our original projections, but management has refined the approach, changed technology service vendors and implemented a software development protocol that is expected to result in lower costs and more rapid build out of our proprietary platform. Management believes that fiscal year 2016 will see both increased revenues and expanded operating margins resulting in improved profitability.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Subject to our stockholders’ rights to consent to certain transactions as described below, the business and affairs of our Company are controlled by, and all powers are exercised by, our board of directors. Our board of directors shall consist of not less than three (3) nor more than seven (7) directors, the exact number to be set from time to time by the board of directors. We anticipate that our board of directors, as of the completion of this offering, will be comprised of Stevens M. Sadler, Christopher K. Sadler and David C. Moore, who are the current members of our board of managers. Our board of directors shall be elected each year, at the annual meeting of stockholders, to hold office until the next annual meeting and until their successors are elected and qualified. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in our board of directors, may be filled by the affirmative vote of the remaining directors. A director may resign at any time, and the stockholders may remove a director at any time, with or without cause, by the affirmative vote of a majority of stockholders voting in such decision.

Our board of directors has delegated our day-to-day operations to our executive officers.  Stevens M. Sadler is currently our Chief Executive Officer.  Christopher K. Sadler is currently our President.  David W. Starowicz is currently our Chief Operating Officer.  Our executive officers have accepted their appointment, or nomination to be appointed, on the basis of the compensation to be paid to them.  See “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – Remuneration of Executive Officers and Managers of Our Company” for more information. Our executive officers will serve indefinitely until their death, resignation or removal, subject to the terms of any employment agreements we enter into with them and the actions of our board of directors.  Our board of directors may remove our executive officers subject to the terms of any employment agreements we enter into with them.  See “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – Employment Agreements” for more information.

Name	Position	Age	Term of Office	Hours/Year (for Part-Time Employees)
Stevens M. Sadler	Chairman and Chief Executive Officer	50	January 2013	N/A
Christopher K. Sadler	President, Chief Financial Officer, Treasurer and Director	55	October 2013	N/A
David W. Starowicz	Chief Operating Officer and Secretary	59	January 2015	N/A
David L. Moore	Independent Director	67	October 2013	30

Biographical Information

Biographical information regarding our directors, executive officers, and executive officer nominees is set forth below.

Stevens M. Sadler, CFA. Steve Sadler is a member of our board of managers and our Chief Executive Officer.  As of the Entity Conversion Date, Steve Sadler will be named Chief Executive Officer and Chairman of our board of directors. He graduated from Florida State University in August 1989 with a Bachelor of Arts in East Asian Studies/Economics and has held a Chartered Financial Analyst designation since September 1996. He has spent nearly twenty years in financial services and the investment banking field. Steve started pursuing investment banking projects in commercial real estate during his tenure in Signet Bank’s Capital Markets Group (now Wells Fargo) from September 1993 to October 1997. Steve has participated in public and private securities offerings related to commercial real estate valued at more than $1 billion, and through the same has been involved in a wide range of asset classes and financing structures.  Together with his brother Chris, Steve founded Real Estate Value Advisors, LLC, an affiliate of our Company, in December 2005 and founded RMA in January 2006. He has been a managing director of both since their inception.  Through Real Estate Value Advisors, LLC, Steve and Chris have sponsored single and multi-property commercial real estate investments and they manage a commercial real estate investment fund through REVA’s subsidiary, REVA Catalyst Manager, LLC.  Together, they operated and grew RMA’s asset management operations until our acquisition of RMA in March 2014. Steve has primary responsibility for the strategic direction and growth of RMA with daily oversight over marketing and capital fundraising, as well as over the early stages (first 120 days) of asset management and property operations for assets that have underperformed prior to joining the RMA portfolio.

Christopher K. Sadler, MBA.  Christopher Sadler is a member of our board of managers and our President.  As of the Entity Conversion Date, Christopher Sadler will be named President, Chief Financial Officer, and Treasurer of Alligiancy, Inc., as well as a member of our board of directors. He graduated from Vanderbilt University with a Bachelor of Science in economics in May 1982 and an Master of Business Administration from Vanderbilt’s Owen Graduate School of Management in May 1984. Chris has spent the entirety of his career in the commercial real estate business. The first ten years were spent in the investment banking field with Prudential Real Estate Investors in New York from May 1984 to September 1989 and Baring Brothers, LTD in London from September 1989 to October 1993; where Chris was responsible for over $2 billion in acquisition and sales transactions. In October 1993, Chris left the world of corporate finance and pursued various investment and development projects until December 2005 when Chris co-founded Real Estate Value Advisors, LLC, an affiliate of our Company and RMA, with his brother Steve.  In January 2006, he and his brother Steve founded, our predecessor, RMA and he was a managing director of RMA until its acquisition by us in March 2014.  Through Real Estate Value Advisors, LLC Steve and Chris have sponsored single and multi-property commercial real estate investments and they manage a commercial real estate investment fund through REVA’s subsidiary, REVA Catalyst Manager, LLC.  Together they have also operated and grown RMA’s asset management operations over the last five years.  Chris is primarily responsible for the asset management of all stabilized properties in RMA’s portfolio including oversight over accounting, property management and leasing.

David W. Starowicz, Chief Operating Officer.  David W. Starowicz joined our team in January of 2015 as our Chief Operating Officer. As of the Entity Conversion Date, David Starowicz will be named our Chief Operating Officer and Secretary.  Prior to this, he was employed by Harbor Group International for more than 10 years.  There, he was a Managing Director and provided asset management leadership for a portfolio of commercial assets, primarily consisting of central business district office towers throughout the eastern United States.  He graduated from SUNY College of Environmental Science & Forestry with a BS in Environmental Studies and a Bachelor of Landscape Architecture, from University of Dallas with a Master of Business Administration, and from Texas A&M University School of Law with a Juris Doctor.

David L. Moore, CPA.  David L. Moore is our independent, non-executive member of our board of managers.  As of the Entity Conversion Date, David Moore will be named a member of our board of directors. Mr. Moore graduated from Penn State University with a Bachelor of Science in Accounting in December 1969 and has been a Certified Public Accountant since May 1983.  He has over 20 years of experience as a corporate controller and/or CFO for businesses in the central Virginia area. Since January 2006, Mr. Moore has been the controller for Logistics Solutions Group, Inc., a Virginia based information-technology company servicing the needs of the Department of Defense and other government agencies.  Mr. Moore’s responsibilities as controller for Logistics Solutions Group, Inc. include the supervision of all financial operations of the Company, the preparation of financial statements and preparing and analyzing budgets, cash flow forecasts and strategic plans.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Messrs. Sadler receive compensation for acting in their capacities as our executive officers, and they may be paid fees and expenses associated with serving on our board of directors, subject to approval by our board of directors.  Mr. Starowicz receives compensation for acting in his capacity as an executive officer.  See – Remuneration of Executive Officers and Directors of Our Company” for more information.  We pay David L. Moore, our independent director, $2,500 per meeting of the board of directors which he attends (up to $10,000 total per calendar year) and equity compensation as may be determined by our board of directors in addition to reimbursing Mr. Moore for his expenses incurred in acting in his capacity as a director. In the Company’s fiscal year ended June 30, 2015, $10,000 total compensation was paid to Mr. Moore, the Company’s independent director.

Remuneration of Executive Officers and Directors of Our Company

Set forth below is a table of remuneration that our executive officers and directors received for our fiscal year ended June 30, 2015.

Name	Capacity in which Compensation Was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Stevens M. Sadler	CEO	$200,000	Indeterminate1	$200,000
Christopher K. Sadler	President	$200,000	Indeterminate2	$200,000
David W. Starowicz	COO	$61,442	Indeterminate3	$61,442

(1)
On March 30, 2015, Mr. Stevens M. Sadler was granted equity incentive options of 15,000 Class B Units in Allegiancy, LLC, which options will be converted into options to acquire 30,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date with an option price of $3.00 per share of c ommon s tock in Allegiancy, Inc. These options will vest on March 30, 2018.

(2)
On March 30, 2015, Mr. Christopher K. Sadler was granted equity incentive options of 15,000 Class B Units in Allegiancy, LLC, which options will be converted into options to acquire 30,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date with an option price of $3.00 per share of c ommon s tock in Allegiancy, Inc. These options will vest on March 30, 2018.

(3)
On March 9, 2015, Mr. David W. Starowicz was granted equity incentive options of 50,000 Class B Units in Allegiancy, LLC, which options will be converted into options to acquire 100,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date with an option price of $3.00 per share of c ommon s tock in Allegiancy, Inc. These options vested at issuance.

In addition to the above, and as previously stated, Mr. David L. Moore, a director, is paid $2,500 per meeting of the board of directors but no more than $10,000 in any given year.  In our fiscal year ended June 30, 2015, he was paid $10,000.  On March 30, 2015, Mr. David L. Moore was also granted equity incentive options to acquire 5,000 Class B Units in Allegiancy, LLC, which options will be converted into options to acquire 10,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date with an option price of $3.00 per share of c ommon s tock in Allegiancy, Inc. These options will vest on March 30, 2018.

Employment Agreements

We have entered into employment agreements with each of Stevens M. Sadler and Christopher K. Sadler with respect to their respective positions as our Chief Executive Officer and President. Each of Messrs. Sadlers’ employment agreements have a four-year term, beginning on March 6, 2014, with automatic one-year renewals unless earlier terminated, and will require the individual to devote his time and attention during normal business hours to the business and affairs of our Company and our Company’s affiliates.  Messrs. Sadlers’ employment agreements provide that they shall not accept any director, trustee, officer or equivalent appointment for another business, civic, charitable or other organization without the approval of our board and independent director; provided, that, they may maintain their current positions with certain businesses, including affiliates of our Company, for whom they act as managers, officers, directors or other equivalents.

The employment agreements provide for:

•
an initial base salary of $180,000 for each of Messrs. Sadler, which will thereafter be subject to potential annual increases based on each executive’s performance after review by our board of managers, including our independent director who must approve any salary increase; and

•
Bonus compensation equivalent to a percentage of annual base salary, which percentage is fixed on an annual basis by our board of managers, and subject to the approval of our independent manager.  Any bonus compensation payable may be contingent on our Company’s meeting performance hurdles to be fixed by our board, with independent manager approval.  Bonus compensation is paid 25% in cash and 75% in equity consisting of restricted c ommon s tock. Currently, no specific performance hurdles have been fixed relative to bonus compensation under either of Messrs. Sadler’s employment agreements.

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to receive:

•	accrued but unpaid salary and bonus compensation; and

•
Severance pay in the form of the continued payment of salary, at the rate in effect as of the date of termination and in accordance with the Company’s customary payroll practices, until the end of the calendar year in which termination occurs, provided that such payments must continue for at least six months.

The executive’s right to receive the severance pay will be subject to the delivery of a release of claims in favor of the Company.

If the executive’s employment is terminated by us for “cause,” or if the executive voluntarily terminates his or her employment without “good reason” the executive will be entitled to any accrued but unpaid salary.  Further, if the executive’s employment is terminated by us for “cause” then he shall be required to forfeit one half of all equity compensation he has received from our Company.

In the event of the executive’s death or disability, the executive (or designated beneficiary in the case of death) will be entitled to:

•	accrued but unpaid salary and bonus compensation;

•	any vested but unpaid benefits;

•	any benefits payable under applicable benefit plans; and

•	accelerated vesting of any outstanding equity awards (if so provided pursuant to the terms of the awards).

The employment agreements also contain confidentiality provisions that apply indefinitely and non-solicitation and non-competition provisions that will apply during the term of the executive’s employment and for a period of twelve months following termination of employment (in the event of termination by us or by the employee during the term of the agreement).

Equity Incentive Plan

In an effort to further the long-term stability and financial success of the Company, by attracting and retaining personnel, including employees, directors and consultants for the Company and its subsidiaries, the Company adopted its 2014 Equity Incentive Plan, or our Equity Incentive Plan, in May, 2014, and revised it in January 2015.  There are 1,000,000 Class B Units in Allegiancy, LLC, which units will be converted into 2,000,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, authorized for issuance through our Equity Incentive Plan, and as of the date of this Offering Circular, we have issued unit incentives of 242,150 Class B Units in Allegiancy, LLC, which units will be converted into 484,300 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, through our Equity Incentive Plan. Through the use of unit incentives, the Equity Incentive Plan will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its subsidiaries are and will be largely dependent for the successful conduct of their respective businesses and will further the identification of those persons’ interests with the interests of the Company’s stockholders .

The Equity Incentive Plan is administered by our board of directors.  The board has the power and sole discretion to grant or award an equity incentive, or an Award, to any employee of, manager of, or Consultant to the Company or any subsidiary, each a Participant, who, in the sole judgment of our board of directors, has contributed, or can be expected to contribute, to the profits or growth of the Company or any such subsidiary.  Our board of directors also has the power and sole discretion to determine the size, terms, conditions and nature of each Award to achieve the objectives of the Award and the Equity Incentive Plan.  This includes the board of directors’ ability to determine:  (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of securities to be covered by each Award, (iii) the fair market value of such securities , (iv) the time or times when an Award shall be granted, (v) whether an award shall become vested over a period of time, according to a performance-based or other vesting schedule or otherwise, and when it shall be fully vested, (vi) the terms and conditions under which restrictions imposed upon an Award shall lapse, (vii) whether a change of control exists, (viii) factors relevant to the satisfaction, termination or lapse of restrictions on certain Awards, (ix) when certain Awards may be exercised, (x) whether to approve a Participant’s election with respect to applicable withholding taxes, (xi) conditions relating to the length of time before disposition of securities received in connection with an Award is permitted, (xii) notice provisions relating to the sale of securities acquired under the Equity Incentive Plan, and (xiii) any additional requirements relating to Awards that the board of directors deems appropriate.

Key Man Insurance

We own term, key man life insurance policies of $1.5 million each on Stevens M. Sadler and Christopher K. Sadler.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our Company has: (i) 2,000,000 shares of Preferred Stock par value $0.01 per share, authorized; and (ii)  40,000,000 shares of c ommon s tock par value $0.01 per share, authorized.  Of the 2,000,000 shares of Preferred Stock, 1,045,994 shares are designated as Series A Preferred Stock. On the Entity Conversion Date and prior to the Initial Closing, we will have 999,994 shares of Series A Preferred Stock and 2,757,400 shares of common stock issued and outstanding. Our board of directors has the right to designate the rights and preferences of the remaining preferred stock, subject to the requirement that the holders of a majority of our outstanding shares of Series A Preferred Stock consent to the designation and issuance of any class or series of preferred stock senior in rights and preferences to the Series A Preferred Stock.

Capitalization

On the date of Initial Closing , Continuum Capital, LLC, or Continuum, will own 1,250,200 shares of common stock.  Stevens M. Sadler, as Continuum’s sole manager, will have voting and investment power with respect to such units.  Continuum is owned by Stevens M. Sadler’s spouse and various trusts for the benefit of his children.  Chesapeake Realty Advisors, LLC, or Chesapeake, will own 1,250,000 shares of common stock.  Christopher K. Sadler, as Chesapeake’s sole manager, will have voting and investment power with respect to such shares.  Chesapeake is owned by Christopher K. Sadler’s spouse and various trusts for the benefit of his children.  Various, unaffiliated investors will own 999,994 shares of Series A Preferred Stock.  Moloney Securities Co., Inc., our former dealer-manager, will have warrants to acquire approximately 46,000 shares of Series A Preferred Stock for an exercise price of $6.25 per share of Series A Preferred Stock, and we will have issued incentives under our Equity Incentive Plan in the amount of 484,300 shares of c ommon s tock.

The following table sets forth those executive officers, directors and other security holders holding 10% or a greater percentage of any class of shares, as of the date of this offering circular

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Series A Preferred Stock	N/A	N/A	N/A	N/A
Common Stock	Stevens M. Sadler	1,250,200 shares[1]	Option to Acquire 30,000 Shares	45.34%
	Chairman and Chief Executive Officer
	1100 Boulders Parkway, Suite 605
	Richmond, Virginia 23225
Common Stock	Christopher K. Sadler	1,250,000 shares[2]	Option to Acquire 30,000 Shares	45.33%
	President, Chief Financial Officer, Treasurer and Director
	1100 Boulders Parkway, Suite 605
	Richmond, Virginia 23225

1Continuum Capital, LLC is the record owner of the shares set forth in this row.  Stevens M. Sadler, Chief Executive Officer and manager of our Company is Continuum’s sole manager, and therefore will have voting and investment power with respect to any shares owned by Continuum.  Continuum is owned by Stevens M. Sadler’s spouse and various trusts for the benefit of his children.

2 Chesapeake Realty Advisors, LLC is the record owner of the shares set forth in this row.  Christopher K. Sadler, manager and President Nominee of our Company, is Chesapeake’s sole manager and therefore will have voting and investment power with respect to any shares owned by Chesapeake.  Chesapeake is owned by Christopher K. Sadler’s spouse and various trusts for the benefit of his children.

Upon closing of the Minimum Offering, Continuum will own 25.87% of our total outstanding shares of capital stock and Chesapeake will own 25.87% of our total outstanding shares of capital stock. Upon closing of the Maximum Offering , Continuum will own 21.16% of our total outstanding shares of capital stock and Chesapeake will own 21.16% of our total outstanding shares of capital stock.  See “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – Equity Incentive Plan” above.

Our board of directors may, from time to time, also cause shares of capital stock to be issued to directors, officers, employees or consultants of our Company or its affiliates as equity incentive compensation under our equity incentive plan, which shares will have all benefits, rights and preferences as our board of directors may designate as applicable to such shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS AND OTHER CONFLICTS OF INTEREST

Affiliated Ownership or Control of Managed Properties

Stevens M. Sadler and Christopher K. Sadler, our Chairman and Chief Executive Officer and Director, President, Chief Financial Officer and Treasurer, respectively, directly or indirectly own interests in or control certain properties managed by us. In addition, Continuum and Chesapeake are respectively controlled by Stevens M. Sadler and Christopher K. Sadler.  Therefore, the terms and provisions of the asset management agreements between us and the respective property owners of the properties described below do not reflect the result of arm’s-length negotiations.  Thus, such agreements may provide for more favorable or less favorable terms to our Company, than would have been obtained were such property management agreements entered into with unaffiliated third parties.  However, we do not believe this to be the case, and our contracts with affiliated parties do not differ materially from those contracts entered into with unaffiliated parties.

Allegiancy and RMA

Affiliates, which are owned and/or controlled by Messrs. Sadler, are the counterparties to our asset management contracts for (1) a portfolio of seven buildings located in Lewisburg, Pennsylvania, (2) one building located in Greensboro, North Carolina and one building located in Orlando, Florida, (3) a portfolio of three buildings and adjacent undeveloped real estate located in Norfolk, Virginia, (4) one building located in Gainesville, Georgia, (5) one building located in Raleigh, North Carolina, (6) one building located in North Charleston, South Carolina, (7) one building located in Greensboro, North Carolina, (8) one building located in Charleston, South Carolina, (9) one building located in Greensboro, North Carolina, and (10) a portfolio of fourteen buildings located in Greensboro, North Carolina and Winston-Salem, North Carolina.

Allegiancy Houston

Affiliates of Tristone are the counterparties to our asset management contracts for (1) a portfolio of two buildings located in Bedford, Texas, (2) one building located in San Antonio, Texas, (3) one building located in Tulsa, Oklahoma, (4) one building located in Downers Grove, Illinois, (5) one building located in Brentwood, Tennessee, (6) one building located in Fairfield, California, (7) a portfolio of three buildings located in Atlanta, Georgia, (8) one building located in Oklahoma City, Oklahoma, (9) one building located in Houston, Texas, (10) one building located in College Station, Texas, and (11) one building located in Brentwood, Tennessee.

Obligations to Other Entities

Our directors and executive officers are involved in other businesses, including other commercial real estate businesses.  Therefore conflicts of interest may exist between their obligations to such businesses and to us.  In particular, Messrs. Sadler, who are our executive officers and have principal responsibility for the day-to-day operations of our business, sponsor additional real estate related investments through our affiliates Real Estate Value Advisors, LLC and REVA Catalyst Manager, LLC.  While the investments sponsored by these two entities are in the direct ownership of real property, rather than the management of real property, and therefore won’t be directly competitive with our business, such activities could compete with us for the time and resources of Messrs. Sadler, who may have conflicts of interest in allocating management time amongst our Company and other existing and future companies and businesses with which they may be associated in the future.  We believe our directors and executive officers have the capacity to discharge their responsibilities to our Company notwithstanding participation in other present and future investment programs and projects.

Affiliated Transactions

Our Company is permitted to enter into transactions with, including making loans to and loan guarantees on behalf of, our directors, executive officers and their affiliates; so long as the person or persons approving the transaction on behalf of the Company acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Neither we nor our subsidiaries have any outstanding loans or loan guarantees with any related party, and, as of the date of this Offering Circular, we do not have any intentions to enter into any such transactions.

Contribution Transaction

Continuum and Chesapeake, or our contributors, each contributed a 50% membership interest in RMA to us as of the initial closing of our initial Regulation A offering on March 6, 2014 in accordance with the terms of a contribution agreement between us on the one hand, and our contributors on the other.  In exchange for their membership interests we issued each of our contributors 625,000 Class B Units in Allegiancy, LLC, which units will be converted into 1,250,000 shares of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, valued at $10.00 per Class B Unit in Allegiancy, LLC, or $5.00 per share of c ommon s tock in Allegiancy, Inc. on the Entity Conversion Date, as consideration for their contribution. The number of Class B Units in Allegiancy, LLC that we issued to our contributors in exchange for the membership interests in RMA was determined pursuant to negotiations of our valuation and the valuation of RMA between our former dealer-manager, our contributors and us.  We did not obtain independent, third party valuations or fairness opinions in connection with our contribution agreement.  As a result, the consideration we paid for RMA may have exceeded its fair market value.  However our independent, non-executive manager reviewed and approved the contribution agreement and contribution transactions.

Stevens M. Sadler, our manager and Chief Executive Officer, is the sole manager of Continuum Capital LLC and his wife and various trusts for the benefit of his children are the members thereof.  Christopher K. Sadler, our manager and President, is the sole manager of Chesapeake Realty Advisors LLC and his wife and various trusts for the benefit of his children are the members thereof.

SECURITIES BEING OFFERED

General

Our Company is offering a minimum of 1,050,000 and a maximum of 2,150,000 shares of our common stock at a price of $14.00 per share ($15,050,000 and $30,100,000, respectively) . The minimum subscription is one hundred (100) Offered Shares ($1,400); however, we can waive the minimum subscription on a case to case basis in our sole discretion. The Offered Shares are common equity and are not entitled to any preferences regarding distributions. See “– Distributions.”

This offering will terminate on the Termination Date, provided that if we have received and accepted subscriptions for the Minimum Offering on or before the Termination Date, then this offering will terminate on the date which is sixty (60) days after the Initial Closing or when all Offered Shares have been sold, whichever occurs first. If, at the Initial Closing, we have sold less than the Maximum Offering, we will hold Additional Closings, up to the Maximum Offering, for sixty (60) days following the Initial Closing. For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be kept in an escrow account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors.

Our Company and s tockholders are governed by our Certificate and Bylaws.  See “– Description of Certificate of Incorporation and Bylaws” below for a detailed summary of terms of our Certificate and Bylaws.  Our Certificate and Bylaws are filed as an exhibit to the Offering Statement of which this Offering Circular is a part.  Our Company has: (i) 2,000,000 shares of Preferred Stock, par value $0.01, authorized; and (ii) 40,000,000 shares of c ommon s tock, par value $0.01, authorized.  Our board of directors has the right to create, authorize and issue new shares in our Company, including new classes, provided that it may not authorize or issue shares senior to the rights and preferences of our Series A Preferred Stock without the consent of the members holding a majority of the outstanding shares of Series A preferred Stock.

Registrar, Paying Agent and Transfer Agent for our Offered Shares

Duties

Issuer Direct, Inc. will serve as the registrar and transfer agent for our Offered Shares.  We will pay all fees charged by the transfer agent for transfers of our Offered Shares except for special charges for services requested by a stockholder .

There will be no charge to our s tockholders for disbursements of our cash dividends, if any. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our board of directors, or a designee of our board of directors, may act as the transfer agent and registrar until a successor is appointed.

Dividends

 No dividends to purchasers of our Offered Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Dividends are subject to our ability to generate positive cash flow from operations.  All dividends are further subject to the discretion of our board of directors.  It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

 Our board of directors, in its sole discretion, may determine from time to time to declare and pay dividends out of any funds legally available therefore. Notwithstanding the foregoing, we intend to, but are not obligated, to issue dividends on a quarterly basis. Our Series A Preferred Stock accrues preferred dividends quarterly at the rate of $0.30 per share annually, or $0.075 quarterly. To the extent our board of directors declares and pays dividends on our capital stock, the holders of our Preferred Stock must be paid the entirety of their accrued but unpaid preferred dividends prior to the payment of any dividends on our Common Stock. Our Preferred Stock will also participate pari passu on any dividends paid on our c ommon s tock.

Any dividends paid to our Series A Preferred Stockholders annually in excess of their cumulative preferred returns accrued for such year shall not be applied against or reduce the cumulative preferred returns to which the Series A Preferred Stockholders are entitled in any subsequent year.

Liquidating Preferences

Upon the dissolution and liquidation of our Company, Series A Preferred Stockholders will receive a preference in the distribution of liquidation proceeds equal to any accrued but unpaid preferred dividends. Following payment of any accrued but unpaid preferred dividends to holders of our Series A Preferred Stockholders , liquidating distributions will be shared pari passu between our c ommon s tock and our Series A Preferred Stock, subject to the right of our board of directors to designate the rights and privileges of our authorized but unissued p referred s tock in the future.

Basis for Dividends

Our Company’s ability, and our board of directors’ decisions, to issue dividends to our stockholders will be based upon the consolidated operating results of our Company and our subsidiaries.  Although our board of directors has discretion over whether to declare and pay dividends to our s tockholders, our board of directors does not intend, and has no reason to withhold dividends from our s tockholders, except as may be necessary to fund reserves for our Company, or our subsidiaries, as deemed appropriate by our board of directors or required by any financing arrangements we may enter into.

Description of Certificate of Incorporation and Bylaws

Upon the conversion of the Company from Allegiancy, LLC to Allegiancy, Inc., our Company will be governed by our certificate of incorporation, or our Certificate, and our bylaws, or our Bylaws. The following summary describes material provisions of our Certificate and our Bylaws, but it is not a complete description of our Certificate, our Bylaws or any combination of the two. A copy of our Certificate and our Bylaws are filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Board of Directors

Subject to our stockholders’ rights to consent to certain transactions as described below, the business and affairs of our Company are controlled by, and all powers are exercised by, our board of directors. We anticipate that our board of directors, as of the completion of this offering, will be comprised of Stevens M. Sadler, Christopher K. Sadler and David C. Moore, who are the current members of our board of managers. Our board of directors shall consist of not less than three (3) nor more than seven (7) directors, the exact number to be set from time to time by the board of directors. Our board of directors shall be elected each year, at the annual meeting of stockholders, to hold office until the next annual meeting and until their successors are elected and qualified. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in our board of directors, may be filled by the affirmative vote of the remaining directors. A director may resign at any time, and the stockholders may remove a director at any time, with or without cause, by the affirmative vote of a majority of stockholders voting in such decision.

The board of directors my designate one or more committees. Such committees shall consist of one or more directors. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company.

Officers

The board of directors has the authority to select the officers of the Company. The officers shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Secretary and a Treasurer. In addition, the board of directors may elect one or more Vice Chairmen, President, Chief Financial Officer and Vice Presidents, and such other offices as the board of directors may determine. Two or more of the aforementioned offices may be held by the same person. We anticipate that upon completion of this offering, our officers will be: (i) Stevens M. Sadler, Chief Executive Officer; (ii) Christopher K. Sadler, President, Chief Financial Officer and Treasurer; and (iii) David M. Starowicz, Chief Operating Officer.

At the first meeting of the board of directors following the annual meeting of stockholders, the board of directors shall elect the officers. From time to time, the board of directors may elect other officers. Each officer so elected shall hold office until the first meeting of the board of directors after the annual meeting of stockholders following the officer’s election and until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal. Each officer may resign at any time and shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the entire board of directors. The Chief Executive Officer shall be in general charge of the general affairs of the Company, subject to the oversight of the board of directors. In case any officer is absent, or for any other reason the board of directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director.

Fiduciary Duties and Indemnification

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses, the Company shall be required to indemnify a person as described above in connection with a proceeding (or part thereof) initiated by such person, only if such proceeding (or part thereof) was authorized by the board of directors.

Company Stock

The Company may issue up to 42,000,000 shares of capital stock, of which 40,000,000 shares will be c ommon s tock, par value $0.01 per share and 2,000,000 shares shall be p referred s tock, par value $0.01 per share.

Preferred Stock

Our Certificate designates a series of preferred stock consisting of 1,045,994 shares, par value $0.01 per share, or the Series A Preferred Stock. The board of directors is authorized to designate the rights and preferences of any shares of preferred stock less those already designated as Series A Preferred Stock. Notwithstanding the foregoing, holders of a majority of the outstanding shares of Series A Preferred Stock must affirmatively vote for the creation, authorization or designation of a class or series of capital stock, or selling, issuing or granting capital stock, which has rights or preferences senior to the relative rights and preferences of the Series A Preferred Stock.

Series A Preferred Stock, Conversion and Purchase Rights

Redemptions

We are required to redeem up to one-third of the Series A Preferred Stock purchased in our initial Regulation A offering for cash on each of the third (March 6, 2017), fourth (March 6, 2018) and fifth (March 6, 2019) anniversaries of the initial closing of our initial Regulation A Offering. The cash redemption price for the Series A Preferred Stock will be $8.00 per share on the third anniversary of the initial closing of the initial Regulation A Offering, $8.50 per share on the fourth anniversary of the initial closing of the initial Regulation A offering, and $9.00 per share on the fifth anniversary of the initial closing of the initial Regulation A offering. We have no obligation to redeem sharers of Series A Preferred Stock after the fifth anniversary of the initial closing of the initial Regulation A offering. We have not established a sinking fund or other mechanism to fund these redemptions. Therefore our ability to honor requests for redemption will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund redemptions. If we cannot generate sufficient cash flow or procure additional financing to honor redemption requests, we may be forced to sell some or all of our Company’s assets to fund redemptions or we may not be able to fund redemptions in their entirety or at all. If we cannot fund requested redemptions we will have violated our Certificate and holders of Series A Preferred Stockholders seeking redemption will have claims against us with respect to such violation.

Conversion

We have the right to convert any Series A Preferred Stock remaining outstanding following the fifth anniversary of the initial closing of our Initial Regulation A Offering into c ommon s tock; provided, however, that in order for us to convert the Series A Preferred Stock, a closing price for our c ommon s tock must be available based upon trading of the c ommon s tock on a national securities exchange, through the OTC markets or other alternative trading system, or though bid and ask prices established by professional market maker making a market in the common. If we elect to convert the remaining Series A Preferred Stock into c ommon s tock of Series A Preferred Stockholder whose Series A Preferred Stock is being converted, in whole or in part, shall receive that number of shares of c ommon s tock equaling $10.00 for each share of Series A Preferred Stock converted.

Purchase Rights

Each share of Series A Preferred Stock also entitles its holder to the right to purchase one share of c ommon s tock. The Purchase Right may only be exercised either within ten (10) days following the date on which the Series A Preferred Stock associated with the Purchase Right are redeemed by the Company or within ten (10) days following our conversion of the Series A Preferred Stock into c ommon s tock. The exercise price for c ommon s tock which may be purchased pursuant to the exercise of the Purchase Right is $3.75 per share of c ommon s tock. Purchase rights for 999,994 shares of Series A Preferred Stock are outstanding.

Stockholder Rights

Voting

Each holder of common stock shall be entitled to one vote for each share of common stock held of record on all matters on which the holders of shares of common stock are entitled to vote. Except as otherwise provided in “– Company Stock – Preferred Stock ,” Series A Preferred Stock shall vote as a single class with the common stock on all matters on which the holders of shares of the common stock are entitled to vote, and when voting in this way, each Series A Preferred Stockholder shall be entitled to one vote for each share of Series A Preferred Stock held of record.

Meetings

The annual meeting of the stockholders shall be held at such date, time and place, if any, as shall be determined by the board of directors and stated in the notice of the meeting. Special meetings of the stockholders shall be called pursuant to resolution approved by the board of directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Dividends and Liquidations

Upon any liquidation, dissolution or winding up of the Company and its subsidiaries, whether voluntary or involuntary, a Liquidation Event, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid in cash, before any amount shall be paid or distributed to the holders of the c ommon s tock, an amount equal to any accrued or declared and unpaid Series A Preferred Dividends, or the Series A Preference. If the amounts available for distribution by the Company to the Series A Preferred Stockholders upon a Liquidation Event are not sufficient to pay the aggregate Series A Preferences due to such holders, such holders of Series A Preferred Stock shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled. After the prior payment in full of the aggregate Series A Preference in connection with a Liquidation Event, the remaining assets and funds of the Corporation available for distribution to its stockholders, if any, shall be distributed among the Series A Preferred Stockholders and common stockholders , pro rata, then outstanding.

Amendment

The stockholders may amend, alter or repeal our Certificate and our Bylaws.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Offered Shares on our behalf is required to:

•
make every reasonable effort to determine that the purchase of Offered Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six (6) years, records of the information used to determine that an investment in our Offered Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Offered Shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

•	can reasonably benefit from an investment in our Offered Shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

	•	the fundamental risks of an investment in the Offered Shares;

	•	the risk that you may lose your entire investment;

	•	the lack of liquidity of the Offered Shares;

	•	the restrictions on transferability of the Offered Shares;

	•	the background and qualifications of our management; and

	•	our business.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.
The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”.  If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our c ommon s tock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.  THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

REPORTS

We will furnish the following reports, statements, and tax information to each stockholder:

Reporting Requirements under Tier II of Regulation A.  Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.  We will be required to file:  an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z.  The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.  Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.  As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending June 30, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors.  The board of directors shall be deemed to have made a report available to each s tockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the s tockholders.

Tax Information.  On or before January 31st of the year immediately following our fiscal year, which is currently July 1st through June 30th, we will send to each s tockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Stock Certificates.  We do not anticipate issuing stock certificates representing Offered Shares purchased in this offering to the c ommon s tockholders.  However, we are permitted to issue stock certificates and may do so at the request of our transfer agent.  The number of Offered Shares held by each c ommon s tockholder, will be maintained by us or our transfer agent in our company register.

INDEPENDENT AUDITORS

The consolidated balance sheet of Allegiancy, LLC and subsidiaries as of the fiscal years ended June 30, 2015 and 2014, and the consolidated statements of operations, changes in members’ equity and cash flows of Allegiancy, LLC for each of the two years ended June 30, 2015 have been included in this Offering Circular in reliance upon the report of Keiter, Stephens, Hurst, Gary & Shreaves, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheet of TriStone Realty Management Group for the period ended June 1, 2015 and for the year ended June 30, 2014 and the combined consolidated statements of operations, changes in members’ equity and cash flows of TriStone Realty Management Group for each such period have been included in this Offering Circular in reliance upon the report of Artesian CPA, LLC, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Index to Financial Statements
Allegiancy, LLC
Allegiancy, LLC Consolidated Pro Forma for Fiscal Year Ended June 30, 2015	F-1
Allegiancy, LLC Financial Statements for Fiscal Year Ended June 30, 2014	F-3
Report of Independent Accountants	F-4
Balance Sheet as of June 30, 2014	F-5
Statement of Operations For the Year Ended June 30, 2014	F-6
Statement of Members’ Equity For the Year Ended June 30, 2014	F-7
Statement of Cash Flows For the Year Ended June 30, 2014	F-8
Notes to Financial Statements	F-9
Allegiancy, LLC Consolidated Financial Statements June 30, 2015	F-16
Report of Independent Accountants	F-17
Consolidated Balance Sheet June 30, 2015	F-18
Consolidated Statement of Operations For the Year Ended June 30, 2015	F-19
Consolidated Statement of Members’ Equity For the Year Ended June 30, 2015	F-20
Consolidated Statement of Cash Flows For the Year Ended June 30, 2015	F-21
Notes to Consolidated Financial Statements	F-22

TriStone Realty Management Group
TriStone Realty Management Group Combined Financial Statements and Independent Auditor’s Report June 1, 2015 and June 30, 2014	F-30
Independent Auditor’s Report (Artesian CPA, LLC)	F-31
Combined Balance Sheets As of June 1, 2015 and June 30, 2014	F-33
Combined Statements of Operations For the Period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014	F-34
Combined Statements of Changes in Members’ Equity For the Period from July 1, 2014 to June 2015 and the year ended June 30, 2014	F-35
Combined Statements of Cash Flows For the Period from July 1, 2014 to June 1, 2015 and the Year Ended June 30, 2014	F-36
Notes to the Combined Financial Statements As of June 1, 2015 and June 30, 2014, for the period from July1, 2014 to June 1, 2015, and the Year Ended June 30, 2014	F-37

REVA Management Advisors, LLC
REVA Management Advisors, LLC Financial Statements – April 8, 2014	F-44
Report of Independent Accountants	F-45
Balance Sheet As of April 8, 2014	F-46
Statement of Operations and Members’ Equity (Deficit) For the Period from July 1, 2013 to April 8, 2014	F-47
Statement of Cash Flows For the Period from July 1, 2013 to April 8, 2014	F-48
Notes to Financial Statements	F-49

Consolidated Pro Forma Statement of Operations of Allegiancy, LLC For the Year Ended June 30,2015

	Allegiancy, LLC	TriStone Realty Management Group	ProForma Adjustments		ProForma Consolidated
Revenues:
Management fees	1,772,135	730,938	(147,084)	A
			685,394	G	3,041,383
Leasing commissions	932,346	425,789	-
			278,040	G	1,636,175
Sales commissions	100,081	-	-		100,0081
Administrative fees	517,765	114,909	(24,581)	A
			172,410	E	780,503
Other	15,581	145,881	(745)	A	160,717

Total revenues	3,337,908	1,417,517	963,434		5,718,859

Direct costs:
Administrative fees	506,510	-	685,394	G	1,191,904
Leasing commissions	785,422	-	278,040	G	1,063,462

Total direct costs	1,291,932	-	963,434		2,255,366

Gross profit	2,045,976	1,417,517	-		3,463,493

General and administrative expenses:
Compensation and benefits	1,324,219	524,219	195,617	B
			(373,969)	C	1,670,086
Professional fees	147,584	138,581	(1,500)	A	284,665
			(34,645)	C
Software development	253,703	-	493	A	254,196
Administrative expenses	411,121	142,791	-		533,912
			(35,698)	C
Depreciation and amortization	72,586	5,855	(5,855)	D
			329,030	F	401,616
Interest	-	8,842	(8,842)	D	-
Other costs	287,651	25,586	(4,149)	A	309,088

Total general and administrative expenses	2,496,864	845,874	60,482		3,473,563

Net Income (loss) before taxes	(450,888)	571,643	(60,482)		(10,070)

Income tax (benefit)	145,924	-	(165,412)	I	(19,488)

Net income (loss) before noncontrolling interest	(304,964)	571,643	(225,893)		40,786

Net income (loss) attributable to noncontrolling interest	2,750	-	(103,725)	H	(100,975)

Net income (loss)	(302,214)	571,643	(329,618)	(60,189)

A	Proforma adjustments for assets not conveyed in the acquisition. Therefore, a proforma adjustment is recorded to remove all P&L activity associated with those assets.

B	Proforma adjustment for the addition of an employee and related costs.

C	Proforma adjustment for costs, employees payroll and related costs and benefits not continuing after the acquisition.

D	Proforma adjustment to remove depreciation and interest expense as these are derived from assets and liabilities which are not being conveyed in the acquisition.

E	Proforma adjustment to record administrative services.

F	Proforma adjustment to record amortization of acquired contracts.

G	Proforma adjustment to record the direct costs associated with third party leasing commissions and management fees.

H	Proforma adjustment to record the non-controlling interest of Allegiancy Houston, LLC

I	Proforma adjustment for income taxes associated with the acquisition.

ALLEGIANCY, LLC

Financial Statements

June 30, 2014

REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of Allegiancy, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Allegiancy, LLC, which comprise the balance sheet as of June 30, 2014, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegiancy, LLC as of June 30, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

Keiter
August 18, 2015
Glen Allen, Virginia

ALLEGIANCY, LLC

Balance Sheet
June 30, 2014

2014
Assets

Current assets:
Cash	$3,400,190
Accounts receivable	117,922
Related party receivables	698,471
Other receivables	104,647
Prepaid expenses	197,358
Total current assets	4,518,588

Other assets:
Deposit	200,268
Property and equipment - net	74,643
Deferred income taxes	16,978
Contract acquisition costs - net	35,793
Total other assets	327,682

Total assets	$4,846,270

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$82,845
Accrued expenses	32,435
Deferred revenue	166,393
Deferred income taxes	88,999
Current maturities of long-term debt	10,443
Total current liabilities	381,115

Long term liabilities:
Long-term debt	14,403

Total liabilities	395,518

Members' equity:
Class A preferred units - authorized 1,000,000 units, $10 par,
499,997 units issued and outstanding at June 30, 2014	4,438,432
Class B common units - authorized 20,000,000 units, $0 par,
1,250,100 units issued and outstanding at June 30, 2014	(3,817)
Retained earnings	16,137
Total members' equity	4,450,752

Total liabilities and members' equity	$4,846,270

See accompanying notes to financial statements.

ALLEGIANCY, LLC

Statement of Operations
For the Year Ended June 30, 2014

Revenues:
Management fees	$315,982
Leasing commissions	82,036
Sales commissions	617,510
Administrative fees	59,205

Total revenues	1,074,733

Direct costs:
Administrative fees	90,129
Leasing commissions	74,921

Total direct costs	165,050

Gross profit	909,683

General and administrative expenses:
Compensation and benefits	239,354
Professional fees	37,542
Software development	114,701
Administrative expenses	182,662
Depreciation and amortization	5,591
Loss on terminated contracts	112,163
Other costs	43,147

Total general and administrative expenses	735,160

Income before taxes	174,523

Provision for income taxes	72,021

Net income	$102,502

See accompanying notes to financial statements.

ALLEGIANCY, LLC

Statement of Members’ Eqquity
For the Year Ended June 30, 2014

	Class A - Preferred Units	Class B - Common Units	Retained Earnings	Total Members' Equity
Members' equity, July 1, 2013	$—	$1,000	$—	$1,000
Capital contributions	4,999,970	(6,881)	—	4,993,089
Syndication costs	(724,328)	—	—	(724,328)
Accumulated preferred return	86,365	—	(86,365)	—
Warrants issued	76,425	—	—	76,425
Equity based compensation	—	2,064	—	2,064
Net income	—	—	102,502	102,502

Members' equity, June 30, 2014	$4,438,432	$(3,817)	$16,137	$4,450,752

See accompanying notes to financial statements.

ALLEGIANCY, LLC

Statement of Cash Flows
For the Year Ended June 30, 2014

Cash flows from operating activities:
Net income	$102,502
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,591
Loss on terminated contracts	112,163
Deferred income tax expense	72,021
Equity based compensation	2,064
Changes in operating assets and liabilities:
Accounts receivable	295,883
Related party receivables	(698,471)
Other receivables	(104,647)
Deposits	(200,268)
Prepaid expenses	(186,634)
Accounts payable	(75,660)
Accrued expenses	(93,533)
Net cash used in operating activities	(768,989)

Cash flows from investing activities:
Purchases of property and equipment	(33,466)
Purchases of lease contracts, net of refund	(148,711)
Net cash used in investing activities	(182,177)

Cash flows from financing activities:
Capital contributions	4,999,970
Syndication costs	(647,903)
Payments on long-term debt	(1,711)
Net cash provided by financing activities	4,350,356

Net change in cash and cash equivalents	3,399,190

Cash and cash equivalents, beginning of the year	1,000
Cash and cash equivalents, end of the year	$3,400,190

Supplemental disclosure of cash flow information:
Noncash transactions:
Contribution of RMA for Class B Membership Units (Note 2)	$(6,881)
Stock warrants issued to underwriters	$76,425
Accrued preferred return	$86,365

See accompanying notes to financial statements.

ALLEGIANCY, LLC

Notes to Financial Statements

1.           Summary of Significant Accounting Policies:

Allegiancy, LLC (the “Company”) is a limited liability company organized under the laws of the State of Delaware on January, 22, 2013 for the primary purpose of providing asset and property management services related to commercial real estate. On April 8, 2014, REVA Management Advisors, LLC (“RMA”) a related party property management company, contributed its net assets of ($6,881) to the Company. See Note 2.

Refer to the Company’s operating agreement (the “Agreement”) for more information.

Basis of Presentation:  The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Defined terms used in the Notes to the Financial Statements are as defined in the Operating Agreement.  A summary of the significant accounting and reporting policies of the Company are presented below.

Revenue Recognition: The Company recognizes revenues from property management, administration fees and leasing commissions as services have been performed and are billable.

Credit Risk and Concentrations: Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash.  The Company maintains its cash in financial institutions at levels that may periodically exceed federally-insured limits.

Three customers accounted for 70% of revenues for the year ended June 30, 2014 and three customers accounted for 94% of accounts receivable as of June 30, 2014.

Accounts Receivable:  Accounts receivable are reported net of an allowance for doubtful accounts.  The allowance is based on management's estimate of the amount of receivables that will actually be collected. No allowance for doubtful accounts was considered necessary at June 30, 2014.

Property and Equipment: Property and equipment are stated at cost.  Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred.  Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the related assets, which range from three to seven years.  Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Contract Acquisition Costs: Costs relating to obtaining new property management contracts are capitalized and amortized on a straight-line basis over the expected length of the contracts, usually ten years. The amount presented on the balance sheet as of June 30, 2014 is net of accumulated amortization of $755. Amortization expense was $755 for 2014. The Company recorded a loss for terminated contracts of $112,163 during 2014.

ALLEGIANCY, LLC

Notes to Financial Statements

1.	Summary of Significant Accounting Policies, Continued:

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported.  Actual results could differ from those estimates.

Income Taxes: The Internal Revenue Service approved the Company’s election filed on Form 8832, Entity Classification Election, to be taxed as a C corporation effective June 30, 2013.

The Company accounts for deferred income taxes by the liability method. Deferred income tax liabilities are computed based on the temporary differences between the financial statement carrying amounts and income tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company follows FASB guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense and liability in the current year.

Management has evaluated the effect of guidance surrounding uncertain income tax positions and concluded that the Company has no significant financial statement exposure to uncertain income tax positions at June 30, 2014. The Company’s income tax returns since organization remain open for examination by tax authorities. The Company is not currently under audit by any tax jurisdiction.

Marketing Expenses: The Company expenses marketing costs as they are incurred. Marketing expense amounted to $154,555 during 2014.

Syndication Costs: Syndication costs represent costs incurred in connection with the syndication of member interest and those costs are reflected as a reduction of members’ equity. Syndication costs were $724,328 during 2014, including $76,425 for the estimated fair value of warrants issued.

Organization Costs: Costs of start-up activities and organization costs totaling $221,968 for the year ended June 30, 2014 have been expensed as incurred.

Software Development: Software development is expenses associated with developing internal software programs. The Company expenses software development costs as they are incurred. Software development expenses amounted to $253,703 for 2015.

ALLEGIANCY, LLC

Notes to Financial Statements

1.	Summary of Significant Accounting Policies, Continued:

Subsequent Events: Management has evaluated subsequent events through August 18, 2015, the date the financial statements were available to be issued, and has determined there are no subsequent events to be reported in the accompanying financial statements.

2.	RMA Capital Contribution:

On April 8, 2014, the net assets of RMA were contributed to the Company in exchange for Class B units. The contribution agreement also included transfer of 15 property management agreements from RMA to the Company. The owners of RMA received 1,250,100 Class B common units in exchange for the RMA’s net assets. The assets acquired and liabilities assumed were valued at RMA’s book value upon acquisition, as RMA was determined to be a related party.

The assets and liabilities contributed by RMA consist of the following:

Accounts receivable	$413,807
Prepaid expenses	10,724
Property and equipment	46,013
Accounts payable	(158,505)
Deferred revenue	(166,394)
Accrued expenses	(95,238)
Accrued payroll and benefits	(30,731)
Long term debt	(26,557)

Net assets contributed	$(6,881)

3.	Property and Equipment:

Property and equipment consisted of the following components at June 30, 2014:

Website	$31,069
Furniture and equipment	13,913
Computer software and license	9,750
Vehicles	24,747

$79,479

Less: Accumulated depreciation	(4,836)

$74,643

Depreciation expense was $4,836 for the year ended June 30, 2014.

ALLEGIANCY, LLC

Notes to Financial Statements

4.	Long-Term Debt:

The Company’s long term debt consisted of loans for two vehicles with fixed payment schedules consisting of 60 consecutive monthly installments of principal and interest of at 2.9% at $918 total. The debt is secured by the related vehicles. Future minimum principal payments are $10,443 in 2015, $10,750 in 2016 and $3,653 in 2017.

5.	Income Taxes:

The Company’s effective tax rate differs from the deferral statutory tax rate due primarily to local income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The provision for deferred income taxes for the year ended June 30, 2014 consists of the following components:

Federal	$64,508
State	7,513

$72,021

The Company has elected to pay taxes on the cash basis.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

Property and equipment	$1,140
Contract acquisition costs	(1,196)
Equity based compensation	783
Accounts and related party receivables	(309,903)
Prepaid expenses	(63,518)
Accounts payable	31,448
Accrued expenses	12,312
Deferred revenue	63,163
Net operating loss carry forward	193,750

$(72,021)

As of June 30, 2014, the Company had net operating loss carryforward of approximately $510,400. The timing and manner in which the operating loss carryforward may be utilized in any year will be limited by the Company’s ability to generate future earnings. The ability to utilize the operating loss carryforward expires in 2034.

ALLEGIANCY, LLC

Notes to Financial Statements

6.	Members’ Equity:

Class A Units: On March 6, 2014, the Company issued 499,997 Class A preferred membership units with a par value of $10 for a total of $4,999,970 (the “Offered Units”). The preferred membership units have one voting right per unit. The preferred membership units provide for an annual cumulative, non-compounding return of 6% annually. At June 30, 2014, accrued preferred return amounted to $86,365. In the event of redemption or liquidation, the preferred membership units have preference over the common membership units.

Conversion Rights: The Company has the right to convert any Offered Class A Units remaining outstanding following the fifth anniversary of the initial closing into Class B Units, subject to certain conditions described by the Operating Agreement. If the Company elects to convert the remaining Offered Units into Class B Units, each Class A member whose Offered Units are being converted shall receive that number of Class B units equaling $20 for each Class A Unit converted. The value of the Class B units shall be established using the most recent closing price for the Class B units.

Purchase Rights: Each Offered Unit also entitles its holder to a right to purchase one Class B unit, (the “Purchase Right”). The Purchase Right may only be exercised either (a) within ten days following the date on which the Offered Units associated with the Purchase right are redeemed by the Company; or (b) within ten days following the conversion of the Offered Units into Class B units. The exercise price for a Class B Units which may be purchased pursuant to the exercise of a Purchase Right is $7.50 per purchased unit.

Redemption Requirement: The Company will be required to redeem up to one-third of the outstanding Class A units purchased in the initial offering for cash on each of the third, fourth and fifth anniversaries of March 6, 2014, the initial closing of the offering, (each the “redemption date”). The cash redemption price for the Class A units will be $16.00 per Class A Unit on the third anniversary of the initial closing of the offering, $17.00 per Class A Unit on the fourth anniversary of the initial closing of the offering, and $18.00 per Class A Unit on the fifth anniversary of the initial closing of the offering. The Company will have no obligation to redeem Class A units after the fifth anniversary of the initial closing of the offering. If requests for the redemption of more than one-third of the Offered Units purchased in the offering are received with respect to any redemption date, then the Company shall redeem the Offered Units pro rata in accordance with the number of Offered Units each requesting Class A Member has tendered for redemption, which may result in Class A Members retaining fractional Offered Units.

Class B Units: The Company issued 1,250,100 Class B common membership units in exchange for RMA’s net assets. See Note 2 for more information about this transaction. The common membership shares have one voting right per unit.

ALLEGIANCY, LLC

Notes to Financial Statements

6.	Members’ Equity, Continued:

Underwriter Warrants: On March 6, 2014, in connection with the issuance of the Class A preferred membership units noted above, the Company offered stock warrants for 4.6% of the 499,997 (totaling 23,000) for the 2014 Class A offering to the underwriter (“Underwriter Warrants”). The purchase price per Underwriter Warrant will be $0.001 per Class A Unit underlying the Underwriter Warrant, and the exercise price shall be $12.50 per Class A Unit. Each Underwriter Warrant will be exercisable commencing on the date that is 370 days immediately following the issuance of such Underwriter Warrant. The value of the warrants of $76,425 is recorded as a component of Class A membership units on the accompanying statement of members’ equity and included as a component of the syndication costs. The warrants were valued based on the value of the underlying units.

7.	Stock Options:

The Company created the 2014 Equity Incentive Plan (The “Plan”) effective June 1, 2014. The Board of Managers has the right to terminate the Plan at any time; however, the Plan is set to terminate May 30, 2020. As of June 30, 2014, the maximum aggregate number of common shares that may be issued under the Plan is 175,000  Class B common units. Only employees of the Company, members of the Board of Managers, and individuals who provide services to the Company are eligible to participate in the Plan. Once vested, the options do not expire until the employee separates from the Company.

During 2014, 95,100 options were granted and are outstanding at June 30, 2014, with an exercise price per share of $6.00 and $10.00. No shares were exercised in 2014. The shares vest between June 2014 and June 2017. 6,000 shares with a $6 exercise price vested, and no shares were forfeited in 2014.

The weighted average exercise price for share options outstanding at June 30, 2014 was $7.81. The following table summarizes additional information about stock options outstanding and exercisable at June 30, 2014:

Options Outstanding Exercisable
Exercise Price	Outstanding	Exercisable	Remaining Contractual Life (Years)
$6.00	52,000	6,000	N/A
$10.00	43,150		N/A

ALLEGIANCY, LLC

Notes to Financial Statements

7.	Stock Options, Continued:

The fair value of the options granted in 2014 were estimated on the grant date using the Black-Scholes pricing model to calculate fair value. The inputs used in the Black-Scholes model included the following:

	$6 Options	$10 Options

Estimated stock price
(on date of grant)	$3.06	$3.06
Exercise price	$6.00	$10.00
Expected life (years)	1.79	3
Volatility	50%	50%
Risk free rate	1.57%	1.57%
Fair value of options granted	$0.24	$0.19

The Company recognized equity based compensation expense of $2,064 for the 2014 awards. At June 30, 2014, there was $18,594 of total unrecognized compensation related to non-vested option units, which will be recognized ratably over the remaining vesting period of three years.

8.	Related Party Transactions:

The Company performs property management services for real estate entities, some of which are determined to be related parties through common ownership and management. Total related party revenue was $779,147 during 2014. Total related party receivables were $698,971 at June 30, 2014.

9.	Guarantees:

Pursuant to its operating agreement, the Company has certain obligations to indemnify its current officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacities. The maximum liability under these obligations is unlimited; however, the Company’s insurance policies serve to limit its exposure.

ALLEGIANCY, LLC

Consolidated Financial Statements

June 30, 2015

REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of Allegiancy, LLC

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Allegiancy, LLC and its subsidiary, which comprise the consolidated balance sheet as of June 30, 2015, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allegiancy, LLC and its subsidiary as of June 30, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

Keiter

August 18, 2015
Glen Allen, Virginia

ALLEGIANCY, LLC

Consolidated Balance Sheet
June 30, 2015

Assets

Current assets:
Cash	$1,897,015
Accounts receivable	71,762
Prepaid expenses	160,711
Deferred income taxes - current	41,374
Total current assets	2,170,862

Other assets:
Property and equipment-net	47,145
Deferred income taxes	32,529
Acquired contracts-net	4,150,845
Goodwill	81,670
Total other assets	4,312,189

Total assets	$6,483,051

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$167,944
Accrued expenses	39,932
Deferred revenue	20,443
Total current liabilities	228,319

Members' equity:
Controlling interest:
Class A preferred units - authorized 1,000,000 units, $10 par,
499,997 units issued and outstanding at June 30, 2015	4,427,067
Class B common units - authorized 20,000,000 units, $0 par,
1,378,700 units issued and outstanding at June 30, 2015	1,315,163
Accumulated deficit	(586,075)
Total controlling interest	5,156,155
Noncontrolling interest	1,098,577
Total members' equity	6,254,732

Total liabilities and members' equity	$6,483,051

See accompanying notes to consolidated financial statements.

ALLEGIANCY, LLC

Consolidated Statement of Operations
For the Year Ended June 30, 2015

Revenues:
Management fees	$1,772,135
Leasing commissions	932,346
Sales commissions	100,081
Administrative fees	517,765
Other	15,581

Total revenues	3,337,908

Direct costs:
Administrative fees	506,510
Leasing commissions	785,422

Total direct costs	1,291,932

Gross profit	2,045,976

General and administrative expenses:
Compensation and benefits	1,324,219
Professional fees	147,584
Software development	253,703
Administrative expenses	411,121
Depreciation and amortization	72,586
Other costs	287,651

Total general and administrative expenses	2,496,864

Loss before taxes	(450,888)

Income tax benefit	145,924

Net loss before noncontrolling interest	(304,964)

Net loss attributable to noncontrolling interest	2,750

Net loss	$(302,214)

See accompanying notes to consolidated financial statements.

ALLEGIANCY, LLC

Consolidated Statement of Members’ Equity
For the Year Ended June 30, 2015

	Class A - Preferred Units	Class B - Common Units	Retained Earnings (Accumulated Deficit)	Non-Controlling Interest	Total Members' Equity
Members' equity, June 30, 2014	$4,438,432	$(3,817)	$16,137	$—	$4,450,752
Capital contributions	—	1,284,882	—	1,101,327	2,386,209
Dividends paid on preferred return	(86,365)	—	(224,998)	—	(311,363)
Accumulated preferred return	75,000	—	(75,000)	—	—
Equity based compensation	—	34,098	—	—	34,098
Net loss	—	—	(302,214)	(2,750)	(304,964)

Members' equity, June 30, 2015	$4,427,067	$1,315,163	$(586,075)	$1,098,577	$6,254,732

See accompanying notes to consolidated financial statements.

ALLEGIANCY, LLC

Consolidated Statement of Cash Flows
For the Year Ended June 30, 2015

Cash flows from operating activities:
Net loss	$(304,964)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax benefit	(145,924)
Depreciation and amortization	82,336
Equity based compensation	34,098
Loss on sale of property and equipment	2,729
Changes in operating assets and liabilities:
Accounts receivable	46,160
Related party receivables	698,471
Other receivables	104,647
Deposits	200,268
Prepaid expenses	36,647
Accounts payable	85,099
Deferred revenue	(145,950)
Accrued expenses	7,497
Net cash provided by operating activities	701,114

Cash flows from investing activities:
Purchases of property and equipment	(12,081)
Proceeds from sale of fixed assets	17,069
Purchase of interest in Tristone	(1,284,882)
Purchases of lease contracts, net of refund	(588,186)
Net cash used in investing activities	(1,868,080)

Cash flows from financing activities:
Dividends paid on preferred return	(311,363)
Payments on long-term debt	(24,846)
Net cash provided by financing activities	(336,209)

Net change in cash and cash equivalents	(1,503,175)

Cash and cash equivalents, beginning of the year	3,400,190
Cash and cash equivalents, end of the year	$1,897,015

Supplemental disclosure of cash flow information:
Noncash transactions:
Acquisition of Tristone for Class B shares	$1,284,882
Accrued preferred return	$75,000

See accompanying notes to consolidated financial statements.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

1.           Summary of Significant Accounting Policies:

Allegiancy, LLC (the “Company”) is a limited liability company organized under the laws of the State of Delaware on January, 22, 2013 for the primary purpose of providing asset and property management services related to commercial real estate. On June 1, 2015, the Company acquired a 70% economic controlling interest in Tristone Realty Management, LLC. See Note 2.

Refer to the Company’s operating agreement (the “Agreement”) for more information.

Basis of Presentation:  The Company prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Defined terms used in the Notes to the consolidated financial statements are as defined in the Operating Agreement.  A summary of the significant accounting and reporting policies of the Company are presented below.

Basis of Consolidation: The consolidated financial statements include all of the accounts of the Allegiancy, LLC and its subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition: The Company recognizes revenues from property management, administration fees and leasing commissions as services have been performed and are billable.

Credit Risk and Concentrations: Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash.  The Company maintains its cash in financial institutions at levels that may periodically exceed federally-insured limits.

One customer accounted for 15% of revenues for the year ended June 30, 2015. One customer accounted for 93% of accounts receivable at June 30, 2015.

Accounts Receivable:  Accounts receivable are reported net of an allowance for doubtful accounts.  The allowance is based on management's estimate of the amount of receivables that will actually be collected. No allowance for doubtful accounts was considered necessary at June 30, 2015.

Property and Equipment: Property and equipment are stated at cost.  Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred.  Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the related assets, which range from three to seven years.  Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies, Continued:

Acquired Contracts: Costs relating to obtaining new property management contracts are capitalized and amortized on a straight-line basis over the expected length of the contracts, usually ten years. The amount presented on the consolidated balance sheet as of June 30, 2015 of $4,141,095 is net of accumulated amortization of $175,472. Amortization expense was $174,717 for 2015, and consisted of amortization of current contracts and write-off of contract costs for contracts terminated in 2015.

Noncontrolling Interest: The noncontrolling interest of Tristone Realty Management, LLC is presented as a separate component of equity and the net income (loss) attributable to the noncontrolling interest is offset in the Company’s consolidated statement of operations.

Use of Estimates: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods reported.  Actual results could differ from those estimates.

Income Taxes: The Internal Revenue Service approved the Company’s election filed on Form 8832, Entity Classification Election, to be taxed as a C corporation effective June 30, 2013.

The Company accounts for deferred income taxes by the liability method. Deferred income tax liabilities are computed based on the temporary differences between the financial statement carrying amounts and income tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company follows FASB guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the consolidated financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense and liability in the current year.

Management has evaluated the effect of guidance surrounding uncertain income tax positions and concluded that the Company has no significant financial statement exposure to uncertain income tax positions at June 30, 2015. The Company’s income tax returns since organization remain open for examination by tax authorities. The Company is not currently under audit by any tax jurisdiction.

Marketing Expenses: The Company expenses marketing costs as they are incurred. Marketing expense amounted to $205,368 during 2015.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies, Continued:

Goodwill and Acquired Contracts:  The Company evaluates the potential impairment of finite (acquired contracts) and indefinitely lived (goodwill) intangibles annually in accordance with FASB guidance. Under this guidance, impairment losses are to be recognized in the period of determination. The Company completed its evaluation and did not record any impairment charge for 2015.

Software Development: Software development consists of costs associated with developing internal software programs. The Company expenses software development costs as they are incurred. Software development expenses amounted to $253,703 for 2015.

Subsequent Events: Management has evaluated subsequent events through August 18, 2015, the date the consolidated financial statements were available to be issued, and has determined there are no subsequent events to be reported in the accompanying consolidated financial statements.

2.	Tristone Acquisition:

On June 1, 2015, the Company acquired a controlling interest in Tristone Realty Management, LLC (“Tristone”). The Company is entitled to 70% of the profits and loss interests of Tristone. The acquisition of Tristone was accounted for using the acquisition method, in which acquired assets are recorded at fair value. In consideration of the assets acquired, the Company issued Class B shares valued at $1,284,882, and paid cash of $1,284,882. The assets acquired consisted of property management contracts of $3,589,420 and goodwill of $81,670. There were no liabilities assumed in the transaction. The acquired property management contracts are presented on the consolidated balance sheet as a component of acquired contracts. Tristone’s noncontrolling interest of $1,101,327 on the transaction date is recorded as a non-cash capital contribution on the consolidated statement of members’ equity.

3.	Property and Equipment:

Property and equipment consisted of the following components at June 30, 2015:

Website	$31,070
Furniture and equipment	18,418
Computer Software and License	17,325

$66,813

Less: Accumulated depreciation	(19,668)

$47,145
Depreciation expense was $19,781 for the year ended June 30, 2015.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

4.	Acquired Contracts-Net:

Acquired contracts are amortized over the expected lives of the contracts, generally between 5-12 years. Amortization expense amounted to $174,717 for 2015.

Estimated future annual amortization expense is as follows at June 30, 2015:

2016	$419,425
2017	419,425
2018	419,425
2019	419,425
2020	419,425
Thereafter	2,053,720
$4,150,845

5.	Income Taxes:

The Company’s effective tax rate differs from the deferral statutory tax rate due primarily to local income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes:

The provision (benefit) for deferred income taxes for the year ended June 30, 2015 consists of the following:

Federal	$(130,701)
State	(15,223)
Deferred tax benefit	$(145,924)

The Company has elected to pay taxes on the cash basis. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2015 consists of the following:

Property and equipment	$350
Contract acquisition costs	2,201
Equity based compensation	13,727
Accounts and related party receivables	(26,223)
Prepaid expenses	(18,055)
Accounts payable	62,734
Accrued expenses	22,918
Net operating loss carry forward	16,251

$73,903

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

5.	Income Taxes, Continued:

As of June 30, 2015, the Company had net operating loss carryforward of approximately $42,800. The timing and manner in which the operating loss carryforward may be utilized in any year will be limited by the Company’s ability to generate future earnings. The ability to utilize the operating loss carryforward expires in 2034.

6.	Leases:

The Company leases office space under short and long term operating leases. Future minimum payments under operating lease obligations consisted of the following at June 30, 2015:

2016	$39,458
2017	39,458
2018	22,572
$101,489

Total operating lease expense was $38,459 for 2015.

7.	Members’ Equity:

Class A Units: On March 6, 2014, the Company issued 499,997 Class A preferred membership units with a par value of $10 for a total of $4,999,970 (the “Offered Units”). The preferred membership units have one voting right per unit. The preferred membership units provide for an annual cumulative, non-compounding return of 6% annually. At June 30, 2015, accrued preferred return amounted to $75,000. In the event of redemption or liquidation, the preferred membership units have preference over the common membership units. During 2015, the Company paid Class A preferred dividends of $311,363.

Conversion Rights: The Company has the right to convert any Offered Class A Units remaining outstanding following the fifth anniversary of the initial closing into Class B Units, subject to certain conditions described by the Operating Agreement. If the Company elects to convert the remaining Offered Units into Class B Units, each Class A member whose Offered Units are being converted shall receive that number of Class B units equaling $20 for each Class A Unit converted. The value of the Class B units shall be established using the most recent closing price for the Class B units.

Purchase Rights: Each Offered Unit also entitles its holder to a right to purchase one Class B unit, (the “Purchase Right”). The Purchase Right may only be exercised either (a) within ten days following the date on which the Offered Units associated with the Purchase right are redeemed by the Company; or (b) within 10 days following the conversion of the Offered Units into Class B units. The exercise price for a Class B Units which may be purchased pursuant to the exercise of a Purchase Right is $7.50 per purchased unit.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

7.	Members’ Equity, Continued:

Redemption Requirement: The Company will be required to redeem up to one-third of the outstanding Class A units purchased in the initial offering for cash on each of the third, fourth and fifth anniversaries of March 6, 2014, the initial closing of the offering, (each the “redemption date”). The cash redemption price for the Class A units will be $16.00 per Class A Unit on the third anniversary of the initial closing of the offering, $17.00 per Class A Unit on the fourth anniversary of the initial closing of the offering, and $18.00 per Class A Unit on the fifth anniversary of the initial closing of the offering. The Company will have no obligation to redeem Class A units after the fifth anniversary of the initial closing of the offering. If requests for the redemption of more than one-third of the Offered Units purchased in the offering are received with respect to any redemption date, then the Company shall redeem the Offered Units pro rata in accordance with the number of Offered Units each requesting Class A Member has tendered for redemption, which may result in Class A Members retaining fractional Offered Units.

Class B Units: The Company issued 1,250,100 Class B common membership units in 2014 and issued 128,600 in 2015 related to the acquisition of Tristone. See Note 2 for more information about this transaction. The common membership shares have one voting right per unit.

Underwriter Warrants: On March 6, 2014, in connection with the issuance of the Class A preferred membership units noted above, the Company offered stock warrants for 4.6% of the 499,997 (totaling 23,000 for the 2014 Class A offering) to the underwriter (“Underwriter Warrants”). The purchase price per Underwriter Warrant will be $0.001 per Class A Unit underlying the Underwriter Warrant, and the exercise price shall be $12.50 per Class A Unit. Each Underwriter Warrant will be exercisable commencing on the date that is 370 days immediately following the issuance of such Underwriter Warrant. The value of the warrants of $76,425 was recorded as a component of Class A membership units on the accompanying consolidated statement of changes in members’ equity and included as a component of the syndication costs during 2014. The warrants were valued based on the value of the underlying units.

8.	Stock Options:

The Company created the 2014 Equity Incentive Plan (The “Plan”) effective June 1, 2014. The Board of Managers has the right to terminate the Plan at any time; however, the Plan is set to terminate May 30, 2020. As of June 30, 2015, the maximum aggregate number of common shares that may be issued under the Plan is 1,000,000 Class B common units. Only employees of the Company, members of the Board of Managers, and individuals who provide services to the Company are eligible to participate in the Plan. Once vested, the options do not expire until the employee separates from the Company.  The options cliff vest at anniversary dates ranging from one to three years. Certain options vest immediately on the grant date. The Company recognizes compensation expense ratably during the vesting period.

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

8.	Stock Options, Continued:

During 2015, 171,400 options were granted, with exercise prices per share of $6.00 and $10.00. No shares were exercised in 2015. The shares vest between March 2015 and March 2018. 65,000 shares with an exercise price of $6 vested in 2015.

The following table summarizes the option units outstanding:

	Non-Vested	Vested	Total
Outstanding at June 30, 2014	89,150	6,000	95,150

Granted	106,400	65,000	171,400
Forfeited	(49,400)	—	(49,400)

Outstanding at June 30, 2015	146,150	71,000	217,150

The weighted average exercise price for share options outstanding at June 30, 2015 was $9.01 The following table summarizes additional information about stock options outstanding and exercisable at June 30, 2015:

Options Outstanding and Exercisable at December 31, 2012
Exercise Price	Outstanding	Exercisable	Remaining Contractual Life (Years)
$6.00	107,000	71,000	N/A
$10.00	110,150	—	N/A

The fair value of the options granted in 2015 were estimated on the grant date using the Black-Scholes pricing model to calculate fair value. The inputs used in the Black-Scholes model included the following:

	$6 Options	$10 Options

Estimated stock price (on date of grant)	$3.06	$3.06
Exercise price	$6.00	$10.00
Expected life (years)	3	3
Volatility	50%	50%
Risk free rate	2.20%	2.24%
Fair value of options granted	$0.24	$0.20

ALLEGIANCY, LLC

Notes to Consolidated Financial Statements

8.	Stock Options, Continued:

The Company recognized equity based compensation expense of $34,098 during 2015. At June 30, 2015 there was $31,406 of total unrecognized compensation related to non-vested option units, which will be recognized ratably over the remaining vesting period of three years.

9.	Related Party Transactions:

The Company performs property management services for real estate entities, some of which are determined to be related parties through common ownership and management. Total related party revenue was $1,531,534 during 2015.

10.	Guarantees:

Pursuant to its operating agreement, the Company has certain obligations to indemnify its current officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacities. The maximum liability under these obligations is unlimited; however, the Company’s insurance policies serve to limit its exposure.

TriStone Realty Management Group

Combined Financial Statements and Independent Auditor’s Report

June 1, 2015 and June 30, 2014

To the Members of:
TriStone Realty Management Group

INDEPENDENT AUDITOR’S REPORT

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of TriStone Realty Management Group, which comprise the combined balance sheets as of June 1, 2015 and June 30, 2014, and the related combined statements of operations, changes in members’ equity, and cash flows for the period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TriStone Realty Management Group, as of June 1, 2015 and June 30, 2014, and the results of its operations and its cash flows for the period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014, in accordance with accounting principles generally accepted in the United States of America.

/s/ Artesian CPA, LLC

Denver, Colorado
August 7, 2015

Artesian CPA, LLC
Denver, CO
303.823.3220
ArtesianCPA.com

TRISTONE REALTY MANAGEMENT GROUP
COMBINED BALANCE SHEETS
As of June 1, 2015 and June 30, 2014

	June 1, 2015	June 30, 2014

ASSETS
Current assets:
Cash	$587,590	$942,275
Accounts receivable	286,933	269,361
Receivables from affiliated properties	104,665	124,393
Receivables from related parties - current	46,957	1,562
Receivables from employees	28,229	800
Prepaid expenses	3,000	—
Total current assets	1,057,374	1,338,391

Other assets:
Receivables from related parties - non-current	3,944,675	3,470,420
Deposits	3,042	3,042
Property and equipment - net	10,342	16,196
Total other assets	3,958,059	3,489,658

TOTAL ASSETS	$5,015,433	$4,828,049

LIABILITIES & MEMBERS' EQUITY
Current liabilities:
Accounts payable	$97,826	$82,246
Accrued expenses	9,847	12,723
Due to affiliated properties	388,923	917,663
Earnest money deposit (See Note 8)	284,882	—
Total current liabilities	781,478	1,012,632

Members' equity	4,233,955	3,815,417

TOTAL LIABILITIES & MEMBERS' EQUITY	$5,015,433	$4,828,049

See Independent Auditor’s Report and accompanying notes, which are an integral part of these combined financial statements.

TRISTONE REALTY MANAGEMENT GROUP
COMBINED STATEMENTS OF OPERATIONS
For the period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014

	Period Ended	Year Ended
	June 1, 2015	June 30, 2014

Revenues:
Management fees	$730,938	$839,168
Leasing commissions	425,789	127,667
Administrative fees	114,909	121,112
Other	145,881	200,776

Total Revenues	1,417,517	1,288,723

Expenses:
Compensation and benefits	524,219	525,138
Professional fees	138,581	48,637
Administrative	142,791	187,846
Other costs	25,586	36,578
Depreciation	5,855	8,688
Interest	8,842	2,912

Total Expenses	845,874	809,799

NET INCOME	$571,643	$478,924

See Independent Auditor’s Report and accompanying notes, which are an integral part of these combined financial statements

TRISTONE REALTY MANAGEMENT GROUP
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014

Members' equity, July 30, 2013	$3,343,034

Capital contributions	403
Distributions	(6,944)
Net income	478,924

Members' equity, June 30, 2014	3,815,417

Capital contributions	-
Distributions	(153,105)
Net income	571,643

Members' equity, June 1, 2015	$4,233,955

See Independent Auditor’s Report and accompanying notes, which are an integral part of these combined financial statements

TRISTONE REALTY MANAGEMENT GROUP
COMBINED STATEMENTS OF CASH FLOWS
For the period from July 1, 2014 to June 1, 2015 and the year ended June 30, 2014

	Period Ended	Year Ended
	June 1, 2015	June 30, 2014
Cash flows from operating activities:
Net income	$571,643	$478,924
Adjustments to reconcile net income to net cash
(used in) / provided by operating activities:
Depreciation	5,855	8,688
Changes in operating assets and liabilities:
Accounts receivable	(17,572)	88,924
Receivables from affiliated properties	19,728	(81,033)
Receivables from related parties	(519,651)	(565,839)
Receivables from employees	(27,429)	497
Prepaid expenses	(3,000)	-
Accounts payable	15,580	29,236
Accrued expenses	(2,876)	(5,381)
Due to affiliated properties	(528,740)	560,362
Earnest money deposit	284,882	-
Net cash (used in)/provided by operating activities	(201,580)	514,378

Cash flows from investing activities:
Purchases of property and equipment	-	(4,461)
Net cash used in investing activities	-	(4,461)

Cash flows from financing activities:
Capital contributions	-	403
Capital distributions	(153,105)	(6,944)
Net cash used in financing activities	(153,105)	(6,541)

Net change in cash	(354,685)	503,376

Cash at beginning of the period	942,275	438,899
Cash at end of the period	$587,590	$942,275

See Independent Auditor’s Report and accompanying notes, which are an integral part of these combined financial statements

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014

NOTE 1: NATURE OF OPERATIONS

The TriStone Realty Management Group (the “Company”) consists of the following entities (each an “Entity”, collectively the “Entities” or the “Company”), combined for financial reporting purposes due to common ownership, control, and management.

●	TriStone Realty Management LLC, a Delaware Limited Liability Company, organized April 12, 2012
●	Principle Equity Properties LLC, a Delaware Limited Liability Company, organized April 25, 2006
●	Principal Equity Properties LP, a Delaware Limited Partnership, organized April 25, 2006

Each Entity is organized under the laws of the State of Delaware on the above referenced dates for the primary purpose of providing management services related to commercial real estate.  The Company specializes in providing real estate management to its customers; the services are performed by the Company under long-term contracts entered into with its customers. The properties under management are located throughout the United States.

The rights and obligations of the members of each of the Limited Liability Companies comprising the Company are governed by separate Operating Agreements which stipulate that members’ liability is limited with regards to debts, liabilities, contracts, or any other obligations of the Entities. Each member’s interest in each Entity is defined by the Operating Agreement.  The rights and obligations of the partners of the Limited Partnership are governed by a separate Partnership Agreement. Each partner’s interest is defined by Partnership Agreement. These combined financial statements use the term Members’ Equity in reference to combined limited liability company membership interests and limited partnership partner interests.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares the combined financial statements in accordance with generally accepted accounting principles in the United States of America (GAAP) and Article 8 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission (SEC).  The combined financial statements include the accounts of each Entity and are presented on a combined basis.  All transactions and balances between and among the Entities have been eliminated in combining the accounts for combined financial statement presentation.  The accounting and reporting policies of the Company conform to GAAP and Article 8 of Regulation S-X of the rules and regulations of the SEC.

The June 1, 2015 balances and activity included in these combined financial statements do not give effect to the joint venture transaction described in Note 8, instead presenting all activity and balances going into the transaction closing.

See accompanying Independent Auditor’s Report

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014

The Company adopted the calendar year as its basis of reporting, but has approved a fiscal year ending June 30 for the purposes of these combined financial statements to conform to the fiscal year of the other parties to the joint venture transaction described in Note 8.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the combined financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.  No allowance for doubtful accounts was considered necessary as of June 1, 2015 or June 30, 2014.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Revenue and Cost Recognition

The Company recognizes revenues from property and asset management fees, administrative fees, leasing commissions, and other sources.  The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.  Management and administrative fees are generally billed on a monthly basis in accordance with contractual terms.

Income Taxes

The Entities comprising the Company presented in these combined financial statements are two limited liability companies and a limited partnership.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members or partners.  Therefore, no provision for income tax has been recorded in the statements.  Income from the Company is reported and taxed to the members or partners on their individual tax returns.

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014

There was no interest or penalties paid to the Internal Revenue Service included in these combined financial statements. The limited liability companies and limited partnership tax returns are generally subject to examination by the Internal Revenue Service and relevant state jurisdictions for a period of three years from the date they are required to be filed. The Company files Texas franchise tax as part of a company under common ownership that is not included in these combined financial statements.  The Company’s portion of such Texas franchise tax is not material to these combined financial statements and therefore has not been included in these combined financial statements.

The Company follows FASB ASC 740, Income Taxes, which provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s combined financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

NOTE 3:  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 1, 2015	June 30, 2014

Computers	$30,463	$30,463
Software	5,549	5,549
Furniture & fixtures	20,395	20,395
Other equipment	6,923	6,923
Leasehold improvements	12,541	12,541
Property and equipment - at cost	75,871	75,871
Less: Accumulated depreciation	65,529	59,675
Property and equipment - net	$10,342	$16,196

NOTE 4:  OPERATING LEASES

The Company leases office space under a lease agreement executed on August 17, 2012, which commenced November 1, 2012 for a term of 64 months expiring on February 28, 2018. The agreement stipulates monthly rent payments of $3,041 subject to annual CPI adjustments over the term of the lease.  The monthly rent payment was $3,322 as of June 1, 2015.  Rent expense for the period ended June 1, 2015 and the year ended June 30, 2014 was $36,564 and $34,733, respectively.

See accompanying Independent Auditor’s Report

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014

Minimum future rent payments under the lease are as follows:

Minimum
Year ending:	Payments

June 30, 2016	$19,932
June 30, 2017	19,932
June 30, 2018	14,949
$54,813

NOTE 5:  RELATED PARTY TRANSACTIONS

The Company is managed by a member whose salary is paid by Kalee Investments, Inc. (“Kalee”), a related company under common ownership, management, and control.  No expense has been reflected in these combined financial statements for his management services.

The Company makes advances to and receives advances from Kalee. At June 1, 2015 and June 30, 2014, amounts receivable from Kalee amounted to $303,382 and $33,000, respectively. These balances are reflected in the receivables from related parties account in the combined balance sheets.

The Company makes advances to and receives advances from Principle Equity Management, LP (“PEM”), a related company under common ownership, management, and control. At June 1, 2015 and June 30, 2014, amounts receivable from PEM amounted to $3,641,106 and $3,438,979, respectively. These balances are reflected in the receivables from related parties account in the combined balance sheets. The Company is listed as co-borrower and guarantor on a note payable to a bank by PEM.  The entirety of the outstanding balance due of $223,054 and $332,888 as of June 1, 2015 and June 30, 2014, respectively, is reflected on the PEM financial statements. Loan payments are $10,000 per month, plus interest at 6% on the outstanding balance.

The Company advanced $40,000 to the managing member during the period ended June 1, 2015, which remains outstanding as of June 1, 2015. This balance is reflected in the receivables from related parties account in the combined balance sheets.

Members of the Company have ownership interests in many of the properties under management. These ownership interests are insignificant and non-controlling and amount to no more than 3.25% per property. The Company generates substantially all of its revenues from the affiliated properties, with the exception of $123,473 for the period ended June 1, 2015 and $146,059 for the year ended June 30, 2014, of management fees derived from properties where the Company’s affiliates or members do not have a financial stake in the underlying property.  The Company also makes advances to, and receives advances from these affiliated properties.  Substantially all accounts

See accompanying Independent Auditor’s Report

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014 receivable, receivables from affiliated properties, and due to affiliated properties as of June 1, 2015 and June 30, 2014 are balances to or from affiliated properties, with the exception of $11,985 of receivables from a property where the Company’s affiliates or members do not have a financial stake in the underlying property. This balance in included in the accounts receivable line of the combined balance sheet

NOTE 6:  CONCENTRATIONS OF CREDIT RISK AND CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and receivables.  The Company also assessed concentrations with regards to its revenues.

Cash

The Company may be subject to credit risk to its cash balances, which are placed with high credit-quality financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) covers up to $250,000 for substantially all depository accounts. From time to time, the Company may have amounts on deposit in excess of FDIC limits. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

The Company assesses concentrations of credit risk related to its receivables in two categories: 1) Receivables from related parties; 2) Combined accounts receivable and receivables from affiliated properties.

Regarding receivables from related parties as presented on the combined balance sheets, there is a concentration of credit risk with respect to the related party receivable with Principle Equity Management, LP (see Note 5).  These balances were $3,641,106, or 91%, and $3,438,979, or 99%, of receivables from related parties, as of June 1, 2015, and June 30, 2014, all respectively.  Additionally, all receivables from related parties are either with the Company’s managing member directly or through other entities which he controls, and therefore, all receivables from related parties are dependent upon the economic stability of the managing member and the entities he controls.

Regarding accounts receivables and receivables from affiliated properties, both as presented on the combined balance sheets, the Company assessed concentrations of credit risk with these receivables on a combined basis due to the accounts containing common obligors between the accounts.  The differentiation between the accounts is the accounts receivable balance contains receivables related to earned revenues whereas the receivables from affiliated properties account contains due from accounts tracking various non-revenue producing transactions such as expense payments advanced by the Company on the affiliate properties’ behalves, cash advances, and other non-revenue producing activity.  On this combined basis, 35% of combined accounts receivable and receivables from affiliated properties are receivable from a property as of June 1, 2015, while 25% and 21% of

See accompanying Independent Auditor’s Report

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014 combined accounts receivable and receivables from affiliated properties are receivable from two other properties as of June 30, 2014.  These balances represent a concentration of credit risk to the Company and may subject the Company to the economic stability of these properties.

Revenues

The Company assesses concentration with regards to its regularly recurring revenues, consisting of management fees and administrative fees.  For the period ended June 1, 2015, three properties exceeded 10% of total management fees and administrative fees, which the Company determined represents a revenue concentration for disclosure in the combined financial statements, with such properties representing 18%, 13%, and 13% of the aforementioned revenues.  For the year ended June 30, 2014, the same three properties were identified as exceeding 10% of total management fees and administrative fees, with such properties representing 16%, 15%, and 12% of the aforementioned revenues.

NOTE 7:  RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016.  Early adoption is permitted.  The Company has not elected to early adopt this pronouncement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying combined financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 8:  SUBSEQUENT EVENTS

On June 1, 2015, the Company entered into a joint venture arrangement with Allegiancy, LLC.  Under this arrangement, the Company contributed the majority of its real estate management and

See accompanying Independent Auditor’s Report

TRISTONE REALTY MANAGEMENT GROUP
NOTES TO THE COMBINED FINANCIAL STATEMENTS
As of June 1, 2015 and June 30, 2014, for the period from July 1, 2014 to June 1, 2015, and the year ended June 30, 2014 administration contracts portfolio to a new entity formed for the purposes of the joint venture, Allegiancy Houston, LLC (“Allegiancy Houston”), in exchange for 30% of the profits derived from Allegiancy Houston, $1,284,882 cash, and Class B shares of Allegiancy, LLC valued at $1,284,882.  No other assets and none of the Company’s liabilities were conveyed in the transaction.

An earnest money deposit of $284,882 is presented in the June 1, 2015 combined balance sheet for a deposit paid from Allegiancy, LLC to the Company in May 2015 related to this transaction.  Aside from the earnest money deposit, the June 1, 2015 balances and activity included in these combined financial statements do not give effect to this transaction, instead presenting all activity and balances going into the transaction closing.

The Company has evaluated subsequent events through August 7, 2015, the date the combined financial statements were available to be issued.  Based on the evaluation, no other material events were identified which require adjustment or disclosure in these combined financial statements.

See accompanying Independent Auditor’s Report

REVA MANAGEMENT ADVISORS, LLC

REVA  MANAGEMENT ADVISORS, LLC

Financial Statements

April 8, 2014

REVA MANAGEMENT ADVISORS, LLC

REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of REVA Management Advisors, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of REVA Management Advisors, LLC, which comprise the balance sheet as of April 8, 2014, and the related statements of operations and members’ equity (deficit), and cash flows for the period from July 1, 2013 through April 8, 2014, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REVA Management Advisors, LLC as of April 8, 2014, and the results of its operations and its cash flows for the period from July 1, 2013 through April 8, 2014 in accordance with accounting principles generally accepted in the United States.

Keiter

August 25, 2015
Glen Allen, Virginia

REVA MANAGEMENT ADVISORS, LLC

Balance Sheet
April 8, 2014

Assets

Current assets:
Accounts receivable	$274,338
Other receivables	139,469
Prepaid expenses	10,724
Total current assets	424,531

Property and equipment - net	46,013

Total assets	$470,544

Liabilities and Members’ Deficit

Current liabilities:
Accounts payable	$158,505
Due to related parties	93,929
Accrued payroll and benefits	30,731
Deferred revenue	166,394
Accrued expenses	1,309
Current maturities of long-term debt	12,586
Total current liabilities	463,454

Long-term debt	13,971
Total liabilities	477,425

Members’ deficit:	(6,881)

Total liabilities and members’ deficit	$470,544

See accompanying notes to financial statements.

REVA MANAGEMENT ADVISORS, LLC

Statement of Operations and Members’ Equity (Deficit)
For the Period from July 1, 2013 to April 8, 2014

Revenues:
Management fees	$890,143
Leasing commissions	391,174
Administrative fees	250,452

Total revenues	1,531,769

Direct costs:
Administrative fees	409,701
Leasing commissions	309,775

Total direct costs	719,476

Gross Profit	812,293

General and administrative expenses:
Compensation and benefits	477,409
Professional fees	56,525
Administrative expenses	66,999
Depreciation and amortization	5,068
Forgiveness of loan due from related parties	778,174
Other costs	110,664

Total general and administrative expenses	1,494,839

Operating loss	(682,546)

Other expenses:
Interest expense	28,679

Net loss	(711,225)

Members’ equity, beginning of year	854,844

Distributions	(150,500)

Members’ deficit, end of year	$(6,881)

See accompanying notes to financial statements.

REVA MANAGEMENT ADVISORS, LLC

Statement of Cash Flows
For the Period from July 1, 2013 to April 8, 2014

Cash flows from operating activities:
Net loss	$(711,225)
Adjustments to reconcile net loss
to net cash from operating activities:
Depreciation and amortization	5,715
Changes in operating assets and liabilities:
Accounts receivable	164,924
Other receivables	(139,469)
Deposits	30,731
Prepaid expenses	(10,724)
Accounts payable	122,566
Due to related parties	93,929
Accrued expenses	1,309
Deferred revenue	166,394
Net cash used in operating activities	(275,850)

Cash flows from financing activities:
Capital distributions	$(150,500)
Proceeds from line of credit	355,150
Payments on long-term debt	(8,593)
Net cash provided by financing activities	196,057

Net change in cash and cash equivalents	(79,793)

Cash and cash equivalents, beginning of the period	79,793
Cash and cash equivalents, end of the period	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$28,673
Noncash transactions:
Assignment of line of credit to related party in
exchange for forgiveness of receivable	$1,285,150

See accompanying notes to financial statements.

REVA MANAGEMENT ADVISORS, LLC

Notes to Financial Statements

1.  Summary of Significant Accounting Policies:

REVA Management Advisors, LLC (“RMA or the “Company”) is a limited liability company organized under the laws of the State of Virginia on April 6, 2006 for the primary purpose of providing asset and property management services related to commercial real estate. On April 8, 2014, RMA contributed net assets totaling ($6,881) to Allegiancy, LLC (“Allegiancy”), a related party property management company. See Note 2.

Refer to the Company’s operating agreement (the “Agreement”) for more information.

Basis of Presentation:  The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Defined terms used in the Notes to the Financial Statements are as defined in the Operating Agreement.  A summary of the significant accounting and reporting policies of the Company are presented below.

The April 8, 2014 balances and activity included in these financial statement do not give effect to the transaction described in Note 2, instead presenting all activity and balance going into the transaction closing.

Revenue Recognition: The Company recognizes revenues from property management, administration fees and leasing commissions as services have been performed and are billable.

Credit Risk and Concentrations: Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash.  The Company maintains its cash in financial institutions at levels that may periodically exceed federally-insured limits.

Two customers accounted for 42% of revenues for the period ended April 8, 2014 and four customers accounted for 78% of accounts receivable as of April 8, 2014.

Accounts Receivable:  Accounts receivable are reported net of an allowance for doubtful accounts.  The allowance is based on management's estimate of the amount of receivables that will actually be collected. No allowance for doubtful accounts was considered necessary at April 8, 2014.

Property and Equipment: Property and equipment are stated at cost.  Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred.  Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the related assets, which range from three to seven years.  Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

REVA MANAGEMENT ADVISORS, LLC

Notes to Financial Statements

1.  Summary of Significant Accounting Policies, Continued:

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported.  Actual results could differ from those estimates.

Income Taxes: The Company is treated as a partnership for federal and state income tax purposes, and its members report their respective share of the Company’s taxable income or loss on their income tax returns. Accordingly, no provision or liability for income taxes has been included in the accompanying financial statements.

Income Tax Uncertainties: The Company follows FASB guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not’ of being sustained “when challenged or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more- likely-than-not threshold would be recorded as a tax expense and liability in the current year. Management evaluated the Company’s tax position and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company’s income tax returns for the years since 2011 remain open for examination by tax authorities. The Company is not currently under audit by any tax jurisdiction.

2.   RMA Capital Contribution:

Management has evaluated subsequent events through August 25, 2015, the date the financial statements were available to be issued, and determined that the following is to be reported. On April 8, 2014, the net assets of RMA were contributed to Allegiancy in exchange for Class B units in Allegiancy. The contribution agreement also included transfer of 15 property management agreements from RMA to Allegiancy. The owners of RMA received 1,250,100 Class B common units in exchange for the RMA’s net assets. The assets acquired and liabilities assumed were valued at RMA’s book value upon acquisition, as Allegiancy was determined to be a related party. Besides as described above, there were no additional subsequent events to be reported in the accompanying financial statements

REVA MANAGEMENT ADVISORS, LLC

Notes to Financial Statements

2.  RMA Capital Contribution Continued:

The assets and liabilities contributed by RMA consist of the following:

Accounts receivable	$413,807
Prepaid expenses	10,724
Property and equipment	46,013
Accounts payable	(158,505)
Deferred revenue	(166,394)
Accrued expenses	(95,238)
Accrued payroll and benefits	(30,731)
Long term debt	(26,557)

Net assets contributed	$(6,881)

3.  Property and Equipment:

Property and equipment consisted of the following components at April 8, 2014:

Furniture and equipment	$13,358
Computer software and license	23,400
Vehicles	51,200
$87,958
Less: Accumulated depreciation	(41,945)
$46,013
Depreciation expense was $5,715 for the period ended April 8, 2014.

4.  Long-Term Debt:

The Company’s long term debt consisted of loans for two vehicles with fixed payment schedules consisting of 60 consecutive monthly installments of principal and interest of at 2.9% at $918 total. The debt is secured by the related vehicles. Future minimum principal payments were $10,443 in 2015, $10,750 in 2016 and $3,653 in 2017. The vehicles and related debt were contributed to Allegiancy on April 8, 2014. The Company had a line of credit for working capital. The Company paid interest of 3.25% monthly of the outstanding balance. The line of credit was collateralized by substantially all of the Company’s assets. The balance of $1,285,100 was assigned to a related party in exchange for forgiveness of debt on April 8, 2014. Interest expense totaled $28,679 for the period ended April 8, 2014.

REVA MANAGEMENT ADVISORS, LLC

Notes to Financial Statements

5.  Related Party Transactions:

The Company performs property management services for real estate entities, some of which are determined to be related parties through common ownership and management. Total related party revenue was $1,021,484 during the period ended April 8, 2014. Total related party receivables were $103,484 at April 8, 2014. Total related party payables totaled $93,929 at April 8, 2014 The Company had loans outstanding with related parties totaling $778,174 which were forgiven as part of the transaction with Allegiancy. These loans had no set interest or repayment terms. The forgiveness of loans due from related parties is presented on the accompanying statement of activities. The Company also had receivables from related parties of $1,285,100 which was forgiven in exchange for the assignment of the Company’s outstanding line of credit balance to those related parties on April 8, 2014.

6.  Guarantees:

Pursuant to its operating agreement, the Company has certain obligations to indemnify its current officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacities. The maximum liability under these obligations is unlimited; however, the Company’s insurance policies serve to limit its exposure.

7.  Subsequent Events:

On April 8, 2014, the Company contributed substantially all of its net assets to Allegiancy, LLC, a related party property management company. Subsequent to the contribution, RMA ceased operations.

PART III – EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Form of Underwriting Agreement by and between our Underwriter and us.

(1)(b)	Form of Underwriter Warrant.

(2)(a)	Form of Certificate of Incorporation of Allegiancy, Inc. to be effective prior to the initial closing of this offering. ***

(2)(b)	Form of Bylaws of Allegiancy, Inc., to be effective prior to the initial closing of this offering. ***

(4)	Form of Purchaser Questionnaire and Subscription Agreement .

(6)(a)	Equity Contribution Agreement by and among Continuum Capital, LLC, Chesapeake Realty Advisors, LLC, and us.

(6)(b)	Employment Agreement by and between Stevens M. Sadler and us. ***

(6)(c)	Employment Agreement by and between Christopher K. Sadler and us. ***

(6)(d)	2014 Equity Incentive Plan. ***

(6)(e)	Acquisition Agreement by and among TriStone Realty Management, LLC, Principle Equity Properties, LP, Principle Equity Properties, LLC, Randolph A. McQuay and us. ***

(6)(f)	Convertible Promissory Note by us in favor of TriStone Realty Management, LLC. ***

(6)(g)	Amended and Restated Operating Agreement of Allegiancy Houston, LLC. ***

(7)	Form of Plan of Conversion to Allegiancy, Inc. to be effective prior to the initial closing of this offering. ***

(8)	Form of Escrow Agreement by and among SunTrust Bank, our underwriter, and us.

(11)(a)	Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

(11)(b)	Consent of Artesian CPA, LLC.

(11)(c)	Consent of Kaplan, Voekler, Cunningham & Frank, PLC.* *

(12)	Opinion of Kaplan Voekler Cunningham & Frank, PLC regarding legality of the Offered Shares.*

(13)(a)	Initial Filing Press Release, dated September 4, 2015.

(13)(b)	Amendment Filing Press Release, dated October 26, 2015 .

(13)(c)	Investor Relations Video Transcript.

(13)(d)	Investor Information Sheet.

(13)(e)	Form of Email Campaign Correspondence.

(13)(f)	Underwriter Landing Web Page available at www.wrhambrecht.com/allegiancy-company/ until December 17, 2015.

(13)(g)	Under writer Landing Web Page available at www.wrhambrecht.com/allegiancy-company/ after December 17, 2015.

*To be filed by Amendment.
**Included with the legal opinion provided pursuant to Item (11)
***Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on December 17, 2015.

ALLEGIANCY, LLC
a Delaware Limited Liability Company

By: /s/ Stevens M. Sadler
Stevens M. Sadler, Manager

/s/ Stevens M. Sadler
Stevens M. Sadler
Manager and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher K. Sadler
Christopher K. Sadler
Manager and President (Principal Financial Officer and Principal Accounting Officer)